EXHIBIT 99.1



                                   RECEIVABLES
                              PURCHASE AND TRANSFER
                                    AGREEMENT

                          Dated as of January 29, 2002


                                      Among


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                        THE OTHER PROVIDERS NAMED HEREIN


                                       and


                                                NMHC FUNDING, LLC,
                                  as Purchaser


     ALL THE RIGHT, TITLE AND INTEREST OF THE PURCHASER IN AND TO ALL BENEFITS OF THE PURCHASER UNDER, AND ALL MONIES DUE OR TO BECOME DUE TO THE PURCHASER UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO HFG HEALTHCO-4 LLC, AS COLLATERAL SECURITY FOR ANY AND ALL THE OBLIGATIONS OF THE PURCHASER PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF JANUARY 29, 2002 BETWEEN THE PURCHASER AND HFG HEALTHCO-4 LLC.

                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I. TERMS OF THE PURCHASES AND CONTRIBUTIONS
  1.01  Sale, Contribution and Purchase of Receivables                  1
  1.02  Semi-Monthly Report                                             1
  1.03  The Transfers                                                   2
  1.04  Collection and Payment Procedures.                              2
  1.05  Allocation of Servicer Responsibilities q                       2

ARTICLE II. PAYMENT MECHANICS; MISDIRECTED PAYMENTS
  2.01  Payment Mechanics                                               3
  2.02  Misdirected Payments                                            4
  2.03  Unidentified Payments; Purchaser's Right of Presumption         5
  2.04  No Rights of Withdrawal                                         5

ARTICLE III.   REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION
  3.01  Representations and Warranties; Covenants                       5
  3.02  Group-Wide Events of Termination; Events of Termination         5

ARTICLE IV.    INDEMNIFICATION; GRANT OF SECURITY INTEREST
  4.01  Denied Receivables                                              6
  4.02  Indemnities by the Provider                                     6
  4.03  Right of Set-Off                                                7
  4.04  Grant of Security Interest                                      8

ARTICLE V.        MISCELLANEOUS

  5.01  Amendments, etc.                                                8
  5.02  Notices, etc.                                                   9
  5.03  Assignability                                                   9
  5.04  Further Assurances                                              9
  5.05  Costs, Expenses and Termination Fee                             9
  5.06  Confidentiality                                                 10
  5.07  Term and Termination                                            11
  5.08  Sale and Contribution Treatment                                 11
  5.09  Grant of Security Interest                                      12
  5.10  No Liability of the Purchaser                                   12
  5.11  Attorney-in-Fact                                                12
  5.12  Entire Agreement; Severability                                  12
  5.13  GOVERNING LAW.                                                  12
  5.14  WAIVER OF JURY TRIAL, JURISDICTION
          AND VENUE                                                     13
  5.15  Execution in Counterparts                                       13
  5.16  No Proceedings                                                  13
  5.17  Survival of Termination                                         13
  5.18  Joint and Several Liability; Providers                          13
  5.19  Accounting Information                                          14
  5.20  Addition and Removal of Providers                               14

EXHIBITS
Exhibit I       Definitions
Exhibit II      Conditions of Purchases
Exhibit III     Representations and Warranties
Exhibit IV      Covenants
Exhibit V       Events of Termination
Exhibit VI      Receivable Information
Exhibit VII     Form of Notice to Obligors
Exhibit VIII    Primary Servicer Responsibilities
Exhibit IX      Servicer Termination Events
Exhibit X       Interface Between Master Servicer and the Primary Servicer
Exhibit XI-A    Form of Opinion of Providers' Counsel
Exhibit XI-B     Form of Opinion of Providers' and Purchaser's Counsel
                    with Respect to Certain Corporate Matters
Exhibit XI-C     Form of Opinion of Providers' and Purchaser's Counsel
                          with Respect to Certain Bankruptcy Matters
Exhibit XII      Form of Blocked Account Agreement
Exhibit XIII     Intentionally Omitted
Exhibit XIV      Form of Pledge Agreement
Exhibit XV       Intentionally Omitted
Exhibit XVI      Form of Centrus acquisition documents
Exhibit XVII     Form of Unsecured Notes

SCHEDULES

Schedule I                Providers
Schedule II               Addresses for Notices
Schedule III              Credit and Collection Policy
Schedule IV               Disclosures
Schedule V                Lockbox Information
Schedule VI               Net Value Factors
Schedule VII              Pledged Software


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         RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

                          Dated as of January 29, 2002



     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a corporation organized under the laws of the State of New York (together with its corporate successors and assigns, "NMHC" and in its capacity as initial primary servicer hereunder, the "Primary Servicer"), each of the entities named on Schedule I hereto, as such
Schedule I may be amended from time to time pursuant to Section 5.20 hereof (each, including NMHC, together with each one's corporate successors and assigns, a "Provider" and, collectively, the "Providers") and NMHC Funding, LLC, a limited liability company organized under the laws of the State of Delaware (together with its corporate successors and assigns, the "Purchaser"), agree as follows:

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "Agreement").

     The Providers wish to sell or contribute to the Purchaser on a continuing basis all of its healthcare receivables and general intangibles. The Purchaser is prepared to purchase or to accept the contribution of such healthcare receivables and general intangibles on the terms and subject to the conditions set forth herein. Accordingly, the parties agree as follows:

                                     ARTICLE I

                    TERMS OF THE PURCHASES AND CONTRIBUTIONS

     SECTION 1.01. Sale, Contribution and Purchase of Receivables. Until the Facility Termination Date and on the terms and conditions set forth herein, each Provider agrees to sell or contribute on each Transfer Date (as determined in accordance with this Agreement), without recourse except to the extent expressly provided herein, all of such Provider's Receivables to the Purchaser, and the Purchaser agrees to purchase or accept such contribution of, all of each Provider's Receivables.

     SECTION 1.02. Semi-Monthly Report. On the fifth Business Day following the fifteenth and last day of each Month (or if any such date is not a Business Day, on the Business Day immediately following such day), the Primary Servicer, on behalf of each Provider, shall provide the Master Servicer by Transmission a report (the "Semi-Monthly Report") containing the information listed on Exhibit VI hereto (as such Exhibit may be reasonably modified by the Purchaser from time to time, the "Receivable Information") with respect to the new Receivables sold or contributed to the Purchaser during the immediately prior week. Based on the Semi-Monthly Reports, not later than the 20th day of each Month, the Providers and Purchaser shall finalize and record on their respective books and records (to the extent not previously recorded) the determination of those Receivables that were purchased and those that were contributed. All Receivable Information that has been received by the Master Servicer shall be reviewed by the HFG Group.

     SECTION 1.03. The Transfers. (a) On each Transfer Date (i) subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Providers shall sell to the Purchaser all Eligible Receivables that the Providers have submitted to the Purchaser for purchase hereunder and to be included in the Purchased Batch, (ii) the Providers will contribute to the capital of the Purchaser all other Eligible Receivables in the Transferred Batch, and (iii) the Providers will contribute to the capital of the Purchaser all other Receivables that do not constitute Eligible Receivables. The Purchaser shall (x) pay to the Primary Servicer for the benefit of the Providers, at the Primary Servicer Account, an amount equal to the Purchase Price of the Purchased Batch, and (y) record on the books and records of the Purchaser the capital contribution with respect to those Receivables contributed to the capital of the Purchaser in such Transferred Batch, in each case, promptly and in no event later than seven Business Days after the applicable Transfer Date for such Batch. The Primary Servicer shall remit the proceeds of the Purchase Price of the Purchased Batch to each Provider in accordance with their respective interests.

     (b) Effective on each Transfer Date, in consideration of the payment of the Purchase Price, or the increase in the capital accounts of the applicable Provider in the Purchaser, and for other good and valuable consideration, each Provider hereby sells, contributes, assigns and conveys to the Purchaser and the Purchaser hereby purchases and accepts, as absolute owner, all right, title and interest in and to the Batch Receivables purchased or contributed on such Transfer Date.

     SECTION 1.04. Collection and Payment Procedures. (a) Collections on Batches. The Purchaser shall be entitled with respect to each Batch, (i) to receive all Collections on such Batch and (ii) to have and to exercise any and all rights to collect, record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable.

     (b) Collections Not Part of a Batch. On each Settlement Date, and provided that (i) each Provider shall have paid all amounts then due and owing to the Purchaser under this Agreement, (ii) each Provider, or the Primary Servicer on behalf of such Provider, shall have successfully sent by Transmission to the Master Servicer all information required under this Agreement with respect to the Batch Receivables for the immediately preceding Settlement Period, and (iii) no Event of Termination shall have occurred and be continuing, the Purchaser shall pay or turn over, as the case may be, to the Primary Servicer for the benefit of the applicable Providers any and all cash collections or other cash or non-cash proceeds received by the Purchaser during the immediately preceding Settlement Period with respect to Receivables that are not part of any Batch. The Primary Servicer shall remit such cash and proceeds to each Provider in accordance with their respective interests.

     (c) Distributions. On each Business Day and with respect to each Batch, Total Collections shall be distributed to the Purchaser.

     SECTION 1.05. Allocation of Servicer Responsibilities. (a) Tracking of purchases, Collections and other transactions pertaining to each Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Providers and the Primary Servicer are set forth in Exhibit X attached hereto. Each Provider shall cooperate fully with the Primary Servicer and the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit X, and shall provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Batch Receivables as may be requested from time to time.

     (b) The Purchaser hereby appoints NMHC as its agent for the administration and servicing obligations set forth in Exhibit VIII hereto with respect to the Receivables sold or transferred by the Providers to the Purchaser hereunder (the "Primary Servicer Responsibilities"), and NMHC hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities on behalf of the Providers; provided, however, that such appointment shall not release any Provider from any of its duties, responsibilities, liabilities and obligations resulting or arising hereunder. Each of NMHC, the Providers and the Purchaser hereby acknowledge that NMHC's appointment as Primary Servicer is expressly limited by and subject to Healthco-4's right under the Loan Agreement to replace the Purchaser or its agent as the Primary Servicer (which replacement may be effectuated through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software (subject to applicable license agreements) utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (j) of Exhibit V hereto) or a Group-Wide Event of Termination, appoint another Person (which may be the Master Servicer) to succeed NMHC as agent for performance of the Primary Servicer Responsibilities (which appointment may be effectuated through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities).

     (c)  As  compensation   for  the   performance  of  the  Primary   Servicer
Responsibilities, the Providers shall pay NMHC (or the successor Primary Servicer who performs such Primary Servicer Responsibilities) the Primary Servicing Fee.


                                     ARTICLE II

                               PAYMENT MECHANICS;
                              MISDIRECTED PAYMENTS

     SECTION 2.01. Payment Mechanics. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, Healthco-4 and the Lockbox Bank shall have entered into the Blocked Account Agreement and shall have caused the Lockbox Bank to establish the Lockboxes and the Lockbox Accounts.

     (b) Each Provider shall prepare, execute and deliver to the HFG Group or to each Obligor who is proposed to be a payor of Receivables, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice addressed to each Obligor, which Notice shall state that all present and future Receivables owing to such Provider have been and will be transferred to the Purchaser and that all checks on account of Receivables shall be sent to the Lockboxes and all wire transfers from such Obligor on account of Receivables shall be wired directly into the Lockbox Accounts.

     (c) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices (and, if provided by such Provider, return envelopes) to be sent to Obligor shall set forth only the address of the Lockboxes as a return address for payment of Receivables, and only the Lockbox Accounts with respect to wire transfers for payment of Receivables. Each Provider hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Obligors with respect to Collections.

     SECTION 2.02. Misdirected Payments. (a) In the event that any Provider receives a Misdirected Payment in the form of a check, such Provider shall within one Business Day send such Misdirected Payment, in the form received by such Provider, by hand or overnight delivery service to a Lockbox together with the envelope in which such payment was received. In the event that any Provider receives a Misdirected Payment in the form of cash or wire transfer, such Provider shall within one Business Day wire transfer the amount of such Misdirected Payment directly to a Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

     (b) If a Misdirected Payment in the form of a check is received by the Purchaser more than ten days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to a Lockbox by a Provider, more than ten days after the date of such check or wire transfer with respect thereto), then the Providers shall pay interest on such Misdirected Payment to the Purchaser from such tenth subsequent day to and including the date such check is received in a Lockbox Account, at a rate equal to the interest rate then in effect under the Loan Agreement; provided that if such Misdirected Payment is received prior to such tenth subsequent day then no interest will be owed.

     (c) Each Provider hereby agrees and consents to the Purchaser taking such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) the Purchaser, its assigns or designees, or any member of the HFG Group executing on such Provider's behalf and delivering to such Obligor a copy of such Notice, and (ii) the Purchaser, its assigns or designees, or any member of the HFG Group contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Purchaser's request, such Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may request.

     SECTION 2.03. Unidentified Payments; Purchaser's Right of Presumption. Each Provider and the Purchaser agree and consent that the HFG Group or its designees or assigns, may apply any payment it receives from an Obligor or any other payor against a Transferred Batch if the HFG Group and the Primary Servicer are unable in good faith to determine whether such payment relates to a Transferred Batch.

     SECTION 2.04. No Rights of Withdrawal. None of the Providers, the Primary Servicer or the Purchaser shall have any rights of direction or withdrawal with respect to amounts held in the Lockbox Accounts.


                                     ARTICLE III

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
             EVENTS OF TERMINATION; GROUP-WIDE EVENTS OF TERMINATION

     SECTION 3.01. Representations and Warranties; Covenants. Each Provider makes, on the Initial Transfer Date and on each subsequent Transfer Date, the representations and warranties on and as of such dates, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

     SECTION 3.02. Group-Wide Events of Termination; Events of Termination. (a) If a Group-Wide Event of Termination shall occur and be continuing, the Purchaser may, by notice to the Providers or by notice to the Primary Servicer (which notice shall be deemed to have been given to the Providers), take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to a Group-Wide Event of Termination arising as a result of clause (g) of Exhibit V, in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of NMHC as Primary Servicer and replace NMHC as Primary Servicer in the manner set forth in
Section 1.05(b). Upon any such declaration or designation, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

     (b) If an Event of Termination shall occur and be continuing with respect to a Provider, such Provider shall not sell, but shall continue to contribute, its Receivables to the Purchaser and, following the receipt by the Purchaser of
(x) all Collections with respect to Eligible Receivables (that have not become Denied Receivables) and (y) all Return Prices and Indemnified Amounts with respect to Denied Receivables, in each case, attributable to such Provider, the Primary Servicer may request that such Provider be removed as a Provider for the purposes of the Provider Documents, provided that the conditions set forth in
Section 5.20(b) shall have been satisfied.

                                     ARTICLE IV

                                INDEMNIFICATION;
                           GRANT OF SECURITY INTEREST

     SECTION 4.01. Denied Receivables. (a) If a breach of any of the representations or warranties contained herein relating to a Batch Receivable shall be discovered at any time (each, a "Denied Receivable"), the Primary Servicer or the applicable Provider shall on the next Settlement Date, purchase such Denied Receivable from the Purchaser at the Return Price.

     (b) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Batch Receivable (or portion thereof) to be paid in full on or after the 180th day following the Invoice Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Batch Receivable, unless the Purchaser shall have actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). In the event the Purchaser receives the Return Price for any such Batch Receivable and it is thereafter determined that the failure of such Batch Receivable to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment to the appropriate Provider's capital account or by increasing the Purchase Price of any Purchased Batch to be purchased on or after such date.

     (c) Upon receipt by (or on behalf of) the Purchaser of the Return Price with respect to any Denied Receivable, the Purchaser shall be deemed to have reassigned and resold to the applicable Provider such Denied Receivable without any representation, warranty or recourse whatsoever, and, thereafter, neither the Purchaser nor any member of the HFG Group shall have any further servicing or other obligation to such Provider with respect to such Denied Receivable. At the request of a Provider (and at such Provider's sole cost and expense), the Purchaser shall promptly deliver to such Provider such documents, assignments, releases, notices and instruments of termination as such Provider may reasonably request to evidence the reconveyance by the Purchaser of a Denied Receivable pursuant to the terms of this Section 4.01(c).

     SECTION 4.02. Indemnities by the Provider. Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, agents, representatives, shareholders, counsel, employees and lenders, each, an "Indemnified Party") may have hereunder or under applicable law, the Providers hereby agree to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following:

     (a) the sale or contribution of any Receivable which purports to be part of a Transferred Batch but which is not, at the date of such sale or contribution, an Eligible Receivable;

     (b) any representation or warranty made or deemed made by any Provider (or any of its officers) under or in connection with this Agreement (and not relating to the Eligibility Criteria) which shall have been incorrect in any material respect when made;

     (c) the failure by any Provider or any Batch Receivable to comply with any applicable law, rule or regulation;

     (d) the failure to vest in the Purchaser a perfected ownership interest in each Receivable included in a Transferred Batch and the proceeds and Collections in respect thereof, free and clear of any Liens (other than Liens expressly permitted hereunder);

     (e) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Receivable (if such collection activities were performed by a Provider or any of its Affiliates acting as Primary Servicer); provided, however, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Receivable (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Receivable including, without limitation, a discharge in bankruptcy, or (ii) arising solely as a result of actions taken by any member of the HFG Group;

     (f) a failure of any Provider, including, without limitation, the Primary Servicer's actions on behalf of the Providers under Section 1.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

     (g) the commingling by any Provider of Collections at any time with other funds of such or any other Provider;

     provided, however, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Party or which constitute credit recourse for an uncollectible Batch Receivable.

     Such Indemnified Party shall promptly notify the Primary Servicer, on behalf of the Providers, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 4.02.

     SECTION 4.03. Right of Set-Off. Unless a Provider notifies the Purchaser in writing that it desires to pay on the date when due the Return Price under
Section 4.01 or any Indemnified Amounts under Section 4.02 and such Provider makes such payment to the Purchaser in immediately available funds on such date, such Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Return Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Purchaser to exercise such right of set-off; provided, however, the Purchaser or a member of the HFG Group shall notify the Primary Servicer on behalf of such Provider that a set-off pursuant to this
Section 4.03 occurred, the amount of such set-off and a description of the Denied Receivable or Indemnified Amounts, as the case may be; provided, further that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to Section 4.02. The Purchaser shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 4.02.

     SECTION 4.04. Grant of Security Interest. As collateral security for the Providers' existing and future (i) obligations to purchase Denied Receivables under Section 4.01 hereof, (ii) indemnification obligations to the Purchaser under Section 4.02 hereof, and (iii) obligations to pay costs, expenses and fees under Section 5.05 hereof, each Provider hereby grants to the Purchaser a first priority lien on and security interest in, and right of set-off against, (1) all of the Accounts now or hereafter owned or held by such Provider (to the extent not sold or contributed to the Purchaser), excluding Excluded Receivables, (2) all of the Additional Collateral, (3) any and all cash collateral reserve accounts established pursuant to this Agreement from time to time (excluding the Excluded Assets), (4) any and all amounts held in any accounts maintained at any bank, and (5) all proceeds of the foregoing (all of the foregoing, the "Collateral").

     (b) In connection with the grant under (a) above, this Agreement shall be deemed to be a security agreement as understood under the UCC. Each Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this Section 4.04 which may at any time be required or, in the opinion of the Purchaser, be desirable, and to do so without the signature of such Provider where permitted by law.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Primary Servicer, each Provider, the Purchaser, and consented to in writing by Healthco-4 as assignee of all of the Purchaser's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser, the Primary Servicer or a Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Fitch, Inc. or any other rating agency then rating the healthcare finance program of Healthco-4, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

     SECTION 5.2. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto (each Provider hereby acknowledges and agrees that notices and communications to or for its benefit shall be delivered to the Primary Servicer (and NMHC, if NMHC is not the Primary Servicer), and such delivery shall be deemed to be received by such Provider), and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule II attached hereto (as such Schedule may be amended from time to time). Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail) and notices and communications sent by other means shall be effective when received.

     SECTION 5.03. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     (b) Subject to Section 5.03(b) of the Loan Agreement, this Agreement and the Purchaser's rights and obligations herein (including, without limitation, ownership of the Batch Receivables in each Transferred Batch, the Lockboxes and Lockbox Accounts) shall be assignable by the Purchaser and its successors and assigns. Each Provider hereby acknowledges that the Purchaser is granting to Healthco-4, which is further granting to its lenders, a security interest in, and collateral assignment of, this Agreement and all of the Purchaser's rights, title and interests hereunder (including, without limitation, the Batch Receivables, the Providers' obligations hereunder, the Lockboxes and Lockbox Accounts).

     (c) No Provider may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and Healthco-4.

     SECTION 5.04. Further Assurances. Each Provider shall, at its cost and expense, upon the request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

     SECTION 5.05. Costs, Expenses and Termination Fee. (a) In addition to the rights of indemnification granted under Section 4.02 hereof, the Providers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the members of the HFG Group, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser, its Affiliates and the members of the HFG Group in connection with the enforcement, collection, protection, maintenance, preservation and foreclosure on its interests with respect to this Agreement, any related documents, any Collateral, the Receivables, any Lien, or under any instrument or document delivered pursuant to this Agreement, and the Purchaser may take judgment for all such amounts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or in any respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Providers to the Purchaser on demand (with interest accruing from the tenth Business Day following the date of such demand).

     (b) The Providers further agree to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of demand therefor) (i) all reasonable costs and expenses incurred by the Purchaser or its agent in connection with periodic audits of the Receivables, (ii) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by a Provider that would affect the transmission or interpretation of data received through the interface, and (iii) all reasonable costs and expenses incurred by the Purchaser for additional time and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of any Provider or the Primary Servicer to agreed-upon protocol and schedules with the Master Servicer; provided, that such Provider or the Primary Servicer has been informed of the alleged lack of cooperation or responsiveness and has been provided an opportunity to correct such problems.

     (c) In the event that any Facility Termination Date is declared (or is deemed to have occurred) pursuant to a Group-Wide Event of Termination, the Providers shall pay to the Purchaser an early termination fee in an amount equal to the termination fee payable by the Purchaser pursuant to Section 5.07(d) of the Loan Agreement.

     SECTION 5.06. Confidentiality. (a) Each Provider, the Primary Servicer and the Purchaser hereby acknowledge that this Agreement, the Loan Agreement and the documents delivered hereunder, thereunder or in connection with, including, without limitation, any information relating to any member of the HFG Group, contains confidential and proprietary information. Unless otherwise required by applicable law, each of the Providers, the Primary Servicer and the Purchaser hereby agrees to maintain the confidentiality of this Agreement (and all drafts, memos and other documents delivered in connection therewith including, without limitation, any information relating to any member of the HFG Group delivered hereunder or under the Loan Agreement) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that such confidential information may be disclosed to
(i) any Provider's and the Purchaser's legal counsel,  accountants and auditors,
(ii) the Program Manager, Healthco-4, the Primary Servicer, each member of the HFG Group, investors in and creditors of Healthco-4, appropriate rating agencies with respect to Healthco-4, and each of their respective legal counsel, accountants and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06, (iv) any Governmental Entity requesting such information, and (v) to any other Person with the written consent of the applicable party, which consent shall not be unreasonably withheld, and provided further that none of the Providers nor the Primary Servicer shall disclose such confidential information to any financial adviser except with the consent of the Program Manager. Notwithstanding the foregoing, the parties hereto agree that NMHC, as a public company, may make such disclosure as is required by state and federal law, including, but not limited to, such filings as are required by the Securities and Exchange Commission.

     (b) Each of the Providers, the Primary Servicer and the Purchaser understands and agrees that the other or the HFG Group may suffer irreparable harm if the obligations under this Section 5.06 are breached and that monetary damages shall be inadequate to compensate the injured party for such breach. Accordingly, each of the Providers, the Primary Servicer and the Purchaser agrees that, in the event of their respective breach of Section 5.06(a), the injured party, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

     (c) All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to medical record and patient information confidentiality.

     (d) Each of the Providers, the Primary Servicer and the Purchaser hereby grants the Program Manager the right to place one or more advertisements in newspapers and journals, on its website and in other HFG materials (all, at its own expense) that recites the transaction, the amount of the transaction and utilizes the corporate logo of NMHC.

     SECTION 5.07. Term and Termination. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; provided, however, that, with respect to any Transferred Batches transferred prior to the Final Payment Date and not purchased pursuant to Section 4.01, the occurrence of the Final Payment Date shall not terminate any security interest of the Purchaser hereunder, nor shall it relieve or discharge any Provider, the Primary Servicer or the Purchaser of or from their respective duties, obligations or covenants hereunder and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. Upon the satisfaction in full of all the obligations, the Purchaser shall deliver all assignments, certificates, releases, notices and other documents at the Providers' expense, as the Providers may reasonably request to effect such termination.

     SECTION  5.08.  Sale and  Contribution  Treatment.  The  Providers  and the
Purchaser have structured the transactions contemplated by this Agreement with respect to each Transferred Batch as a sale or contribution and intend that such transactions constitute a sale or contribution, and each of the Providers and the Purchaser agree to treat each such transaction as a sale or contribution for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Provider will advise all persons inquiring about the ownership of the Receivables that all Receivables have been sold or contributed to the Purchaser. Each Provider will pay all taxes (excluding income or franchise taxes of the Purchaser), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Batch to the Purchaser.

     SECTION 5.09. Grant of Security Interest. In the event that, contrary to the mutual intent of the Providers and the Purchaser, any purchase or contribution of a Batch is not characterized as a sale or contribution, each Provider shall, effective as of the date hereof, be deemed to have granted (and such Provider hereby does grant) (in addition to and not in substitution of the grant under Section 4.04 hereof) to the Purchaser a first priority security interest in and to any and all present and future Receivables and the proceeds thereof to secure the repayment of all amounts paid to such Provider hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Each Provider agrees that ten days shall be reasonable prior notice to such Provider or to the Primary Servicer on behalf of such Provider of the date of any public or private sale or other disposition of all or any of the Batch Receivables.

     SECTION 5.10. No Liability of the Purchaser. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor or a customer of a Provider.

     SECTION 5.11. Attorney-in-Fact. Each Provider hereby irrevocably designates and appoints the Purchaser, the Primary Servicer, the Master Servicer and each Person in the HFG Group, to the extent permitted by applicable law and regulation, as such Provider's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority to (i) endorse or sign such Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Receivables, (ii) notify
Obigors to make payments on the Batch Receivables directly to the Purchaser following such Provider's failure to do so at the request of any Person in the HFG Group, and (iii) bring suit in such Provider's name and settle or compromise such Batch Receivables as the Purchaser, the Primary Servicer, the Master Servicer or any Person in the HFG Group may, in its discretion, deem appropriate.

     SECTION 5.12. Entire Agreement; Severability. (a) This Agreement, including all exhibits and schedules hereto, and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

     (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

     SECTION 5.13.  GOVERNING  LAW. THIS  AGREEMENT  SHALL,  IN ACCORDANCE  WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     SECTION 5.14. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH OF THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH SUCH PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     SECTION 5.15. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 5.16. No Proceedings. Each Provider hereby agrees that it will not institute against the Purchaser or Healthco-4 any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser or Healthco-4 shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

     SECTION 5.17. Survival of Termination. The provisions of Article IV (and the representations and warranties with respect thereto) (other than Section 4.04) and Sections 5.05, 5.06, 5.10 and 5.17 shall survive any termination of this Agreement.

     SECTION 5.18. Joint and Several Liability; Providers. Each Provider agrees that each reference to "the Providers" in this Agreement shall be deemed to refer to each such Provider jointly and severally with the other Providers. Each Provider (i) shall be jointly and severally liable for the obligations, duties and covenants of each other such Provider under this Agreement and the acts and omissions of each other such Provider including, without limitation, under
Article IV hereof, and (ii) jointly and severally makes each representation and warranty for itself and each other such Provider under this Agreement; provided, however, that the breach of an obligation, duty, covenant, representation or warranty by one Provider shall not result in an Event of Termination with respect to any other Provider unless such breach constitutes a Group-Wide Event of Termination.

     SECTION 5.19. Accounting Information. Each Provider authorizes the Purchaser and the HFG Group to discuss the financial condition of such Provider with its independent public accountant and agrees that such discussion or communication shall be without liability to the Purchaser, the HFG Group or the independent public accountants. Each Provider shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing the Purchaser and the HFG Group to rely on financial statements of such Provider issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants.

     SECTION  5.20.   Addition  and  Removal  of   Providers.   (a)  Subject  to
satisfaction of the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the adding of other Persons designated by the Primary Servicer as additional Providers hereunder (each such event, an "Addition"):

               (i) Healthco-4, in its sole discretion, shall have agreed in writing to such Addition;

               (ii) no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or shall not reasonably be expected to cause, a Group-Wide Event of Termination;

               (iii) as of the effective date of such Addition, the conditions precedent applicable to such Person as set forth in Exhibit II hereto shall have been fulfilled;

               (iv)  as  of  the   effective   date  of   such   Addition,   the
          representations and warranties set forth in Exhibit III hereto applicable to such Person shall be true and correct;

               (v) the Purchaser shall have received a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers under this Agreement with respect to the Addition, are fully operational to the reasonable satisfaction of the Master Servicer and the Master Servicer shall have received an interface fee (not to exceed $3,000 with respect to each additional computer interface) for each additional computer interface;

               (vi) such Person shall execute such agreements, instruments and documents as the Purchaser (or its assignees) may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Addition, including without limitation (x) a subscription agreement (the "Subscription Agreement") to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, (y) financing statements covering the Receivables that such Person may sell or contribute to the Purchaser and (z) financing statements covering the Collateral in which such Person will grant a security interest pursuant to Section 4.04(a);

               (vii) the Purchaser and its assigns shall have been provided with such information (whether financial or otherwise), documents or opinions as they may reasonably request; and

               (viii) such Person shall become a member of the Purchaser.

     Upon the effectiveness of any Addition, Schedule I hereto shall be deemed amended to add the name of the applicable Person.

     (b) Subject to satisfaction of the conditions set forth below, upon 30-days' prior written request of the Primary Servicer made pursuant to Section 3.02(b) or otherwise, the Purchaser hereby agrees to the removal of any Provider (other than NMHC) designated by the Primary Servicer (each such event, a "Removal");

               (i) Healthco-4, in its sole discretion, shall have agreed in writing to such Removal;

               (ii) no Group-Wide Event of Termination is existing and the proposed Removal shall not cause, or shall not reasonably be expected to cause, a Group-Wide Event of Termination;

               (iii) after giving effect to such Removal, the sum of the Consolidated Tangible Net Worth of NMHC and its Subsidiaries shall not have decreased as a result of such Removal (combined with all other Removals) by greater than 10%;

               (iv) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Removal, including without limitation an amendment to this Agreement effectuating such Removal;

               (v) the Purchaser shall have received all Collections with respect to Eligible Receivables (that have not become Denied Receivables) and (y) all Return Prices and Indemnified Amounts with respect to Denied Receivables, in each case, attributable to such Person; and

               (vi) such Person shall have withdrawn as a member of the Purchaser; provided, however, that such Person's capital account as a member shall not be paid out until the termination of this Agreement as set forth in Section 5.07.

     Upon the effectiveness of any Removal, Schedule I hereto shall be deemed amended to delete the name of the applicable Person.

     (c) Notwithstanding any Removal of a Person as a Provider made in accordance with the provisions of Section 5.20(b), the provisions of Article IV (and the representations and warranties with respect thereto) and Sections 5.06, 5.08, 5.10 and 5.17 shall, with respect to such Person, survive such Removal.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PROVIDERS:                NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,
                           a corporation organized under the laws
                           of the State of New York



                        By:
                            ---------------------------------------------------
                             Name:
                             Title:

                             Address:  26 Harbor Park Drive
                                       Port Washington, NY  11050
                                       Facsimile Number: 516 605-6987

                          NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,
                            a Delaware corporation



                        By:
                           --------------------------------------------------
                           Name:
                           Title:

                           Address:  26 Harbor Park Drive
                                     Port Washington, NY  11050
                                     Facsimile Number:  516 605-6987


                             PHARMACY ASSOCIATES, INC.



                             By:
                                --------------------------------------------
                                 Name:
                                 Title:

                                 Address: 26 Harbor Park Drive
                                          Port Washington, NY  11050
                                          Facsimile Number:  516 605-6987



                                 INTERCHANGE PMP, INC.



                                 By:
                                   ----------------------------------------
                                   Name:
                                  Title:

                                  Address: 26 Harbor Park Drive
                                           Port Washington, NY  11050
                                           Facsimile Number:  516 605-6987

                                 SPECIALTY PHARMACY CARE, INC.



                                By:
                                    ----------------------------------------
                                    Name:
                                     Title:

                                   Address: 26 Harbor Park Drive
                                            Port Washington, NY  11050
                                            Facsimile Number:  516 605-6987

                                 HSL ACQUISITION CORP.



                                 By:
                                     ----------------------------------------
                                    Name:
                                    Title:

                                    Address: 26 Harbor Park Drive
                                             Port Washington, NY  11050
                                             Facsimile Number:  516 605-6987



                               PSCNY IPA, INC.



                                 By:
                                   ----------------------------------------
                                    Name:
                                    Title:

                                    Address: 26 Harbor Park Drive
                                             Port Washington, NY  11050
                                             Facsimile Number:  516 605-6987





PURCHASER:                     NMHC FUNDING, LLC


                               By: National Medical Health Card Systems, Inc.,
                                    a corporation organized under the laws
                                    of the State of New York


                               By:----------------------------------------
                                  Name:
                                  Title:

                                  Address: 26 Harbor Park Drive
                                           Port Washington, NY  11050
                                           Facsimile Number:  516 605-6987


PRIMARY SERVICER:              NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                               By:
                                  ---------------------------------------
                                   Name:
                                   Title:

                                   Address: 26 Harbor Park Drive
                                            Port Washington, NY  11050
                                            Facsimile Number:  516 605-6987


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                                    EXHIBIT I



                                   DEFINITIONS

     As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means all health-care-insurance receivables, accounts, chattel paper, instruments, general intangibles and goodwill, and all other obligations for the payment of money, in each case, owing (or in the case of Unbilled Receivables, to be owing) to any Provider, including those arising out of the rendition of pharmacy benefit and formulary management or rebate administration services provided to any Person (including the provision of market information) or the sale of medical or pharmaceutical products by a Provider and any services rendered in connection therewith, including, without limitation, all amounts due from manufacturers or distributors of pharmaceutical products based on contractual payments and all rights to reimbursement under any agreements with and payments from Obligors, customers, residents other Persons, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

     "Accounts Receivable Turnover" means, at any date, for the 12-Month period then most recently ended, the quotient obtained by dividing (i) aggregate gross revenue of the Providers for the 12-Month period then ended, by (ii) aggregate receivables of the Providers as of such date, as reflected on NMHC's most recent financial statements.

     "Addition" has the meaning set forth in Section 5.20 (a) hereto.

     "Additional Collateral" means any and all assets of the Providers (other than Excluded Assets), including, all (i)(a) present and future securities, security entitlements and securities accounts; (b) all deposit accounts and all other goods and personal property (including, without limitation, patents, patent applications, trade names and trademarks and Federal, state and local tax refund claims of all kinds), whether tangible or intangible, or whether now owned or hereafter acquired and wherever located; (c) all licenses, contracts, inventory (subject to and solely to the extent permitted under applicable law), instruments, promissory notes, commercial tort claims, investment property and supporting obligations, and (d) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing, and (ii) money and cash; and all books, records and other property relating to or referring to any of the foregoing including all books, records, ledger cards, data processing records, computer software and other property at any time used or useful in connection with, evidencing, embodying, referring to, or relating to, any of the foregoing.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the preliminary statements hereto.

     "Automated Clearing House Origination Service Agreements" means (i) the Automated Clearing House Origination Service Agreement, dated as of November, 2001 between NMHC and Bank of Oklahoma, National Association, and (ii) any other Automated Clearing House Origination Service Agreements entered into with any other entity by NMHC.

     "Automated Clearing House Origination Service Agreement Assignment" means a document in form and substance satisfactory to Healthco-4 assigning all rights of NMHC under any Automated Clearing House Origination Service Agreement to the Purchaser, naming Healthco-4 as assignee thereunder.

     "Batch" means, with respect to any Transfer Date, all Receivables, including the Transferred Batch with respect to such Transfer Date, which are purchased, or purported to be purchased, by the Purchaser or contributed, or purported to be contributed, to the capital of the Purchaser.

     "Batch Receivable" means a Receivable that is included in a Transferred Batch, but excludes a Denied Receivable for which the Return Price has been received by the Purchaser.

     "Blocked Account Agreement" means that certain Blocked Account Agreement, dated the date hereof, among the Providers, the Purchaser, Healthco-4 and the Lockbox Bank, in substantially the form attached hereto as Exhibit XII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     "Business Day" means any day on which banks are not authorized or required to close in New York City, New York.

     "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures (including, without limitation, obligations created under Capital Leases in the year in which created but excluding payments made thereon, and excluding Sale and Leaseback Transactions) of any Person in respect of the purchase or other acquisition of fixed or capital assets.

     "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

     "Centrus" means Centrus and Centrus Pharmacy Benefits Management.

     "Centrus Acquisition" means the acquisition of the Centrus assets, including, without limitation, the stock of PSCNY IPA, Inc., from Health Solutions, Ltd. by HSL Acquisition Corp., a Delaware corporation, together with its corporate successors and assigns pursuant to an Asset Purchase Agreement, among the Primary Servicer, HSL Acquisition Corp., Health Solutions, Ltd. and the other persons named therein, in form and substance satisfactory to Healthco-4 and the other acquisition documents referred to in such Asset Purchase Agreement or attached hereto as Exhibit XVI.

     "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and
Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

     "Change of Control" means (a) the sale, lease or transfer of all or substantially all of the assets of any Provider to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) any Provider; or (c) the acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of more than 50%) of the voting stock of any Provider by way of merger or consolidation or otherwise, in each case, other than a Permitted Acquisition.

     "Closing Date" means January 29, 2002.

     "CMS" means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

     "Collateral" has the meaning set forth in Section 4.04(a) hereto.

     "Collections" means, with respect to any Receivable included in a Batch, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such Receivable, deposited in or transferred to the Lockbox Accounts, including, without limitation, all cash proceeds thereof.

     "Consolidated Capital Expenditure" means, for any period, the Capital Expenditures of NMHC and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, the EBITDA of NMHC and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated  Interest Coverage Ratio" means, for any period, the quotient
obtained  by  dividing  (i)  Consolidated  EBITDA  minus  Consolidated   Capital
Expenditures by (ii) Consolidated Interest Expense.

     "Consolidated Interest Expense" means, for any period, the Interest Expense of NMHC and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, at any date of determination, an amount equal to (a) the total assets of NMHC and its Subsidiaries on a consolidated basis minus (b) the total liabilities of NMHC and its Subsidiaries on a consolidated basis plus (c) the aggregate amount outstanding under the Unsecured Notes.

     "Consolidated Tangible Net Worth" means with respect to any Person and its Subsidiaries determined on a consolidated basis, at any date of determination,
(i) the sum of capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP constitutes stockholder's equity plus the aggregate outstanding amount under the Unsecured Notes, less (ii) treasury stock and any minority interest in subsidiaries, less (iii) the amount of any write-up subsequent to the Closing Date in the value of any asset above the cost or depreciated cost thereof and less (iv) all intangible assets, including, without limitation, goodwill, which would be classified as such in accordance with GAAP.

     "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Providers in effect on the date of the Agreement and set forth in Schedule III hereto, as modified from time to time in accordance with the consent of the Purchaser and the Program Manager.

     "Current Assets" means, at any date of determination, the aggregate amount of all assets of NMHC and its Subsidiaries on a consolidated basis that would be classified as current assets at such date computed and calculated in accordance with GAAP.

     "Current Liabilities" means, at any date of determination, the aggregate amount of all liabilities of NMHC and its Subsidiaries on a consolidated basis that would be classified as current liabilities at such date computed and calculated in accordance with GAAP, excluding the Revolving Loan (as defined in the Loan Agreement) and excluding the aggregate amount outstanding under the Unsecured Notes.

     "Debt" means as to any Person (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

     "Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing (i) Consolidated EBITDA for the twelve most recently ended Months by
(ii) Consolidated Interest Expense for the twelve most recently ended Months plus the current portion of long term debt as of the date of determination (provided however that for purposes of calculating the current portion of long term debt, the current portion of Revolving Loans under the Loan Agreement shall not be included) less the aggregate outstanding amount of the Unsecured Notes due within one year as determined in accordance with GAAP.

     "Defaulted Receivable" means a Batch Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V or (ii) which, consistent with the Credit and Collection Policy, would be written off the applicable Provider's books as uncollectible.

     "Delinquency Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                      DLR
                                                     ENV

                  where:

                  DLR = The Expected Net Value of all Transferred Receivables which became Delinquent Receivables in the Month prior to the date of calculation.

                  ENV = The Expected Net Value of all Transferred Receivables which were transferred to the Purchaser in the Month immediately prior to the date of calculation.

     "Delinquent Receivable" means a Batch Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

     "Denied Receivable" has the meaning set forth in Section 4.01(a) hereto.

     "EBITDA" means, with respect to any Person for any period, the sum (determined without duplication on a consolidated basis) for such Person of (a) net income (or net loss) of such Person (calculated before extraordinary items) plus (b) Interest Expense of such Person for such period deducted in the determination of such net income (or net loss) plus (c) depreciation, amortization and other non-cash items for such period to the extent included in the determination of net income (or net loss) plus or minus (d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) minus or plus (e) gains (or losses) from asset dispositions outside of the normal course of business to the extent included in determining such net income (or net loss) plus (f) losses due to asset impairment. "EDGAR" means the Electronic Data Gathering, Analysis, and Retrieval system established to perform automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission.

     "Eligibility Criteria" has the meaning specified in the Loan Agreement.

     "Eligible Receivables" means Receivables that satisfy the Eligibility Criteria.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by the Provider or any ERISA Affiliate, or with respect to which any of them have any liability.

     "Equity" means the amount set forth on the balance sheet of any Provider as equity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is under common control with any Provider within the meaning of ERISA or which is treated as a single employer with any Provider under the Internal Revenue Code of 1986, as amended.

     "Event of Termination" means any of the events specified in Exhibit V hereto.

     "Excluded Assets" means (a) Excluded Receivables; and (b) (i) account # 15004196713505, established at M&T Bank Corporation, 350 Park Avenue,6th Floor, New York, NY 10022 to provide a cash reserve with respect to all set-off rights with respect to Receivables created in Ohio, under Ohio law 3901-1-51 Regulation of Third Party Administrators, (ii) an account established at Citibank, N.A to provide a cash reserve with respect to all set-off rights with respect to Receivables created in Ohio, under Ohio law 3901-1-51 Regulation of Third Party Administrators, (iii) account # 777-243202, established at JPMorgan Chase Bank to provide a cash reserve with respect to all set-off rights with respect to Receivables created in Ohio, under Ohio law 3901-1-51 Regulation of Third Party Administrators and (iv) any other accounts established to provide a cash reserve with respect to all set-off rights with respect to Receivables created in Ohio, under Ohio law 3901-1-51 Regulation of Third Party Administrators; provided that the accounts listed in clauses (i), (ii), (iii) and (iv) above shall at no time in the aggregate exceed the amount required pursuant to Ohio law 3901-1-51 Regulation of Third Party Administrators.

     "Excluded Receivables" means indebtedness and all proceeds thereof of Obligors that make payments to a Provider and such payments are subject to Ohio law 3901-1-51 Regulation of Third Party Administrators.

     "Expected Net Value" means, with respect to any Batch Receivable, the gross unpaid amount of such Receivable on the Transfer Date therefor, times the applicable Net Value Factor.

     "Facility Termination Date" means the earlier of (a) January 28, 2005 (subject to automatic extensions of such date to coincide with extensions under Section 5.07 of the Loan Agreement) and (b) the date of occurrence of a Group-Wide Event of Termination.

     "Final Payment Date" means the first Settlement Date following the Settlement Period in which final collection has been received for all Batch Receivables that have become Denied Receivables or Defaulted Receivables.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

     "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Entity Payments" means any payments from Governmental Entities governed under the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.), including payments under Medicare, Medicaid, and CHAMPUS/Champva, and payments administered or regulated by CMS.

     "Group-Wide Event of Termination" means (i) an Event of Termination which relates to the Group-Wide Providers or NMHC, individually, (ii) a Servicer Termination Event or (iii) an Event of Termination arising under any of clause
(i), clause (t) or clauses (v) through (gg) of Exhibit V hereto.

     "Group-Wide Providers" means, as of any date of determination, the Providers responsible for the sale or contribution to the Purchaser of more than 10% of the Batch Receivables (whether or not purchased) in the 90 days prior to such date (or, if less than 90 days, the number of days as shall have elapsed from the Closing Date to such date of determination).

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

     "Healthco-4" means HFG Healthco-4 LLC, a Delaware limited liability company, together with its successors and assigns.

     "HFG  Group"  means (i)  Healthco-4,  the  Program  Manager  and the Master
Servicer  and  (ii)  Healthco-4's  agents,  delegates,   designees  and  assigns
identified from time to time to effectuate the Agreement.

     "Indemnified Amounts" has the meaning set forth in Section 4.02 hereto.

     "Indemnified Party" has the meaning set forth in Section 4.02 hereto.

     "Initial Transfer Date" means January 29, 2002.

     "Interest Expense" means, with respect to any Person for any period, the interest expense of such Person during such period as determined in accordance with GAAP.

     "Invoice Date" means, with respect to any Receivable, the date set forth on the related invoice or statement.

     "Last Service Date" means, with respect to any Receivable that is not a Rebate Receivable, the earlier of (i) the date on which the applicable Provider has received the data required to bill such Receivable and (ii) the last day for submission of the related claim under any related contracts.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Agreement" means the Loan and Security Agreement dated as of the date hereof between the Purchaser as borrower and Healthco-4 as lender, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

     "Lockboxes" means the lockboxes set forth on Schedule V hereto to receive checks with respect to Receivables payable by Obligors.

     "Lockbox Accounts" means the lockbox accounts set forth on Schedule V hereto associated with the Lockboxes established by the Purchaser to deposit Collections from Obligors, including Collections received in the Lockboxes and Collections received by wire transfer directly from Obligors, all as more fully set forth in the Blocked Account Agreement.

     "Lockbox Bank" means JPMorgan Chase Bank as lockbox bank under the Blocked Account Agreement.

                  "Loss-to-Liquidation Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                                     DFR
                                                      C

                  where:

                  DFR = The Expected Net Value of all Batch Receivables which became Defaulted Receivables in the Month prior to the date of calculation.

                  C = Collections in the Month prior to the date of calculation.

     "Managed Rebate Receivable" means the rebate earned by a Provider on paid prescriptions processed by such Provider on behalf of an Obligor that actively manages its formularies, subject to the terms and payment schedules pursuant to a contract entered into by such Provider with an Obligor that is (a) a rebate aggregator or (b) a manufacturer or distributor of pharmaceutical products.

     "Master Servicer" means the Program Manager and any other Person then identified by the Program Manager to the Providers, or the Primary Servicer on behalf of the Providers, as being authorized to administer and service Receivables.

     "Material Adverse Effect" means any event, condition, change or effect that
(a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) any Provider, or (ii) the Primary Servicer, (b) materially impairs the ability of the Primary Servicer or any Provider to perform its obligations under the Agreement, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Purchaser under the Agreement, or
(d) changes, or could reasonably be expected to change, the characterization and treatment of the sales and contributions of Receivables under the Agreement as something other than a true sale or complete transfer of ownership.

     "Misdirected Payment" means any form of payment in respect of a Batch Receivable made by an Obligor in a manner other than as provided in the Notice sent to such Obligor.

     "Month" means a calendar month.

     "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Primary Servicer, any Provider or any ERISA Affiliate contributed or was required to contribute within the preceding five years.

     "Net Value Factor" means, initially, the percentages set forth on Schedule VI hereto, as such percentages may be adjusted upwards or downwards in accordance with the Loan Agreement, based on the historical actual final collections received on the Receivables within 180 days of the Invoice Date of such Receivables (without regard to the factors set forth in the definition of "Defaulted Receivable").

     "NMHC" has the meaning set forth in the preamble hereto.

     "NMHC Delaware" means National Medical Health Card Systems, Inc., a Delaware corporation, together with its corporate successors and assigns.

     "Notice" means a notice letter on a Provider's corporate letterhead to an Obligor in substantially the form attached hereto as Exhibit VII.

     "Obligor" means any Person which in the ordinary course of its business or activities agrees to pay for pharmacy benefit or pharmaceutical contract related goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, Governmental Entities (other than with respect to Governmental Entity Payments), health maintenance organizations, third party administrators, rebate aggregators, and manufacturers or distributors of pharmaceutical products. "Obligor" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

     "Open Rebate Receivable" means the rebate earned by a Provider on paid prescriptions processed by such Provider on behalf of an Obligor that does not actively manage its formularies, subject to the terms and payment schedules pursuant to a contract entered into by such Provider with an Obligor that is (a) a rebate aggregator or (b) a manufacturer or distributor of pharmaceutical products.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Acquisition" means the acquisition by a Provider of a business or of businesses or the merger or consolidation of a Provider into or with another Person; provided that (a) (1) both before and immediately after giving effect to such proposed acquisition (including without limitation, compliance with the financial covenants on a pro forma basis after giving effect to the proposed acquisition), no Default or Event of Default (as defined under the Loan Agreement) has or will occur or be continuing and no Event of Termination has occurred or would be reasonably likely to occur, (2) the proposed acquisition is of a business or businesses involving the rendition of pharmacy benefit (including specialty pharmacy products and services) and/or formulary management services or rebate administration services, the sale of medical and/or pharmaceutical products or the rendition of services, (3) the proposed acquisition is not subject to, and is not reasonably likely to subject any Provider to, any governmental investigation, material litigation or other material liabilities for which adequate reserves are not available or have not been taken, (4) the Provider is the surviving Person, (5) immediately after giving effect to such proposed acquisition such surviving Person shall have a Tangible Net Worth that is no less than the Tangible Net Worth of such Provider immediately prior to giving effect to such proposed acquisition, (6) the Provider has delivered to the Purchaser and Healthco-4 financial statements for the trailing 12 month period prior to the acquisition on a pro forma basis giving effect to the proposed acquisition and such financial statements show that the acquisition would not cause and would not be reasonably likely to cause an Event of Termination, and (7) the cash portion of the total consideration for any single acquisition, together with any debt assumed in connection therewith, does not exceed $3,000,000; (b) the total consideration for any single acquisition does not exceed $4,000,000; or (c) the Centrus Acquisition subject to the consent of Healthco-4.

     "Permitted Transaction" means (i) the merger of NMHC into NMHC Delaware pursuant to and in strict accordance with the draft Agreement and Plan of Merger between NMHC and National Health Card Systems, Inc., a Delaware corporation, delivered to Healthco-4 on the date hereof; provided that any amendments to such draft Agreement and Plan of Merger pursuant to Section 5.01 therein shall be subject to the consent of Healthco-4; provided further that within one Business Day of the effective date of the merger, NMHC Delaware shall deliver Written Notice to Healthco-4; and provided further that within five Business Days of the effective date of the merger, NMHC Delaware shall deliver an opinion of counsel to Healthco-4 in form and substance reasonably satisfactory to Healthco-4 and
(ii) the transfer by a Provider or the Primary Servicer of intellectual property to another Provider; provided that such transferring Provider or the Primary Servicer shall (a) deliver notice of such transaction to Healthco-4 five
Business Days prior to such transaction, and (b) execute and deliver to Healthco-4 such other documents, including, but not limited to, UCC financing statements, a security agreement, the operative documents for such transaction, and an opinion of counsel to such Provider or the Primary Servicer each in form and substance reasonably satisfactory to Healthco-4.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Primary Servicer" means any person then appointed as Primary Servicer to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b) hereto, initially being NMHC.

     "Primary Servicer Account" means account #777-741970 of the Primary Servicer at JPMorgan Chase Bank, ABA #021-000-021, 1211 Avenue of the Americas, New York, New York 10036, or such other bank account designated by the Primary Servicer by Written Notice to the Master Servicer, the Purchaser and the Program Manager from time to time, as the account for receipt of proceeds on behalf of the Providers.

     "Primary Servicer Responsibilities" has the meaning set forth in Section 1.05(b) hereto.

     "Primary Servicing Fee" means, with respect to any Transferred Batch, an amount equal to 10% of Collections with respect to the Receivables in all Transferred Batches.

     "Program Manager" means (i) Healthcare Finance Group, Inc. or (ii) any other Person then identified by Healthco-4 to the Primary Servicer as being authorized to provide administrative services with respect to the Purchaser and the Purchaser's purchase, funding and collection of healthcare receivables.

     "Property" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

     "Provider" or "Providers" has the meaning set forth in the preamble hereto.

     "Provider Documents" means this Agreement, the Blocked Account Agreement, each agreement now existing or hereafter created providing collateral security for the payment or performance of any Provider's obligations described in
Section 4.04(a) or any Person's obligations under a Guaranty of such obligations of the Providers (including, without limitation, the Pledge Agreement), and each other document or instrument now or hereafter executed and delivered to the Purchaser by or on behalf of the Providers pursuant to or in connection herewith or therewith.

     "Purchase Price" means, with respect to Eligible Receivables in each Purchased Batch, an amount equal to 97% of the aggregate Expected Net Value of such Receivables.

     "Purchased Batch" means all Eligible Receivables purchased on any Transfer Date.

     "Purchaser" has the meaning set forth in the preamble hereto.

     "PW Note" means that certain promissory note, dated as of July 31, 2000, in the principal amount of $3,890,940 issued by PW Capital LLC and payable to NMHC, togther with all rights of the "payee" thereunder or in connection therewith.

     "Rebate Receivable" means a Managed Rebate Receivable or an Open Rebate Receivable.
     "Receivable Information" has the meaning set forth in Section
1.02 hereto.

     "Receivables" means all health-care-insurance receivables, accounts, chattel paper, instruments, general intangibles and goodwill, and all other obligations for the payment of money, in each case, owing (or in the case of Unbilled Receivables, to be owing) to any Provider, and arising out of the rendition of pharmacy benefit and formulary management or rebate administration services provided to any Person (including the provision of market information) or the sale of medical or pharmaceutical products by a Provider and any services rendered in connection therewith, including, without limitation, all amounts due from rebate aggregators, third party administrators, manufacturers or distributors of pharmaceutical products based on contractual payments and all rights to reimbursement under any agreements with and payments from Obligors, customers, residents other Persons, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, and all proceeds of any of the foregoing; excluding Excluded Receivables.

     "Removal" has the meaning set forth in Section 5.20 hereto.

     "Return Price" means, with respect to a Denied Receivable, an amount equal to (x) either the Purchase Price or the increase in the capital account of the applicable Provider with respect to the prior contribution thereof, in each case, of such Denied Receivable, minus (y) any cash received from the Obligor in the Lockbox Accounts with respect to such Denied Receivable, plus (z) accrued and unpaid interest on such amount calculated at the interest rate then in effect under the Loan Agreement on the average outstanding difference between clauses (x) and (y) from and including the Business Day following the Transfer Date of such Denied Receivable to the date the Return Price is received by the Purchaser.

     "Sale and Leaseback Transaction" with respect to any Provider means a sale and leaseback transaction of furniture, fixtures, equipment and software in the ordinary course of business pursuant to which the optimal lease amount due thereunder does not exceed the fair market value of the subject furniture, fixtures, equipment and software.

     "Semi-Monthly Report" has the meaning set forth in Section 1.02 hereto.

     "Servicer Termination Event" means any of the events specified in Exhibit IX hereto.

     "Settlement Date" means two Business Days following the date of delivery of the Semi-Monthly Report; provided, that, if, following the occurrence of a Group-Wide Event of Termination, the Purchaser shall have selected a period shorter than one week as the Settlement Period, the Settlement Date shall mean the fifth Business Day following the end of each such Settlement Period.

     "Settlement Period" means each week; provided, that notwithstanding the foregoing, the first Settlement Period shall be the period from and including the Initial Transfer Date through January 29, 2002; and provided, further, that following the occurrence of a Group-Wide Event of Termination, the Purchaser may from time to time, by notice to the Primary Servicer on behalf of the Providers, select a shorter period as the Settlement Period.

     "Subscription Agreement" has the meaning set forth in Section 5.20 hereof.

     "Subsidiary" means, with respect to any Person, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person.

     "Total Collections" means, as to each Batch, the sum of all Collections, Return Prices and Indemnified Amounts (but only to the extent that such Indemnified Amounts are received in lieu of Collections) distributed to and received by the Purchaser with respect thereto. "Transfer Date" means the Initial Transfer Date and each Business Day thereafter.

     "Transferred Batch" means, with respect to any Transfer Date, all Receivables purported by the Primary Servicer and applicable Provider to constitute Eligible Receivables and which are purchased by the Purchaser or contributed to capital of the Purchaser as of such Transfer Date.

     "Transmission" means, upon establishment of computer interface between the Providers and the Master Servicer in accordance with the specifications reasonably established by the Master Servicer, the transmission of Receivable Information through computer interface or e-mail communication to the Master Servicer in a manner satisfactory to the Master Servicer.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

     "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, or rebates earned and rights to payment therefor have accrued under the relevant contractual provisions, but the invoice has not been rendered to the applicable Obligor.

     "Unsecured Notes" means the unsecured notes issued and to be issued by NMHC in favor of certain holders issued to certain holders from time to time in an aggregate initial issuance amount not to exceed $11,600,000, substantially in the form of Exhibit XVII or in such other form approved by the Program Manager from time to time.

     "Written Notice" and "in writing" mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                    CONDITIONS OF PURCHASES AND CONTRIBUTIONS

     1. Conditions Precedent on the Initial Transfer Date. The purchase or contribution of the Transferred Batch under the Agreement on the Initial Transfer Date is subject to the conditions precedent that the Purchaser shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Purchaser:

     (a) For each Provider and the Primary Servicer, a certificate issued by the Secretary of State of the state of such entity's (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer
Date).

     (b) For each Provider and the Primary Servicer, certified copies of the charter and by-laws or other organizational documents of such entity, certified copies of resolutions of the Board of Directors or similar governing body of such entity approving the Agreement, certified copies of all documents filed to register any and all assumed/trade names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

     (c) For each Provider and the Primary Servicer, a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign the Agreement and the other documents to be delivered by it hereunder.

     (d) (i) Certified copies of the balance sheets of NMHC and its Subsidiaries as at September 30, 2001, and for the prior 3 fiscal years and the related statements of income and expense and retained earnings of NMHC and its Subsidiaries for the fiscal year then ended, each certified in a manner acceptable to the Purchaser by independent public accountants acceptable to the Purchaser and demonstrating that there has been no Material Adverse Effect and
(ii) unaudited balance sheets of NMHC and its Subsidiaries for the fiscal quarters ended March, June and September, 2001 and the related statements of income and expense and retained earnings of NMHC and its Subsidiaries for such fiscal quarter then ended.

     (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Provider as debtor/seller, the Purchaser as secured party/purchaser and Healthco-4 as assignee, and stating that the financing statements are being filed because UCC Section 9-109 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

     (f) Acknowledgment or time-stamped receipt copies of proper financing statements (showing each Provider as debtor and the Purchaser as secured party and Healthco-4 as assignee with respect to the grant by such Provider of a first priority security interest to the Purchaser in the Collateral, as contemplated by Section 4.04 of the Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect such security interest.

     (g) Completed requests for information (UCC search results) dated within 20 days of the Initial Transfer Date, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name each Provider as debtor, together with copies of all other financing statements filed against each Provider (none of which shall cover any Collateral or the Receivables).

     (h) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the Provider in the Receivables or any of the other Collateral and proceeds thereof, excluding Capital Leases.

     (i) Favorable opinions of such local counsels for the Providers as the HFG Group requests, substantially in the form attached hereto as Exhibit XI-A, regarding compliance with patient confidentiality laws, and as to such other matters as the HFG Group requests.

     (j) A favorable opinion of Certilman Balin Adler & Hyman, LLP, counsel for the Primary Servicer and the Providers, substantially in the form attached hereto as Exhibit XI-B, and as to such other matters as the HFG Group requests.

     (k) A favorable opinion of Certilman Balin Adler & Hyman, LLP, counsel for the Primary Servicer and the Providers, substantially in the form attached hereto as Exhibit XI-C, and as to such other matters as the HFG Group requests.

     (l) Proof of payment of $200,000 which sum is equal to the facility fee payable by the Purchaser to Healthcare Finance Group, Inc.

     (m) Proof of payment of all reasonable attorneys' fees and disbursements incurred by the Purchaser and the HFG Group.

     (n) A duly executed Blocked Account Agreement, together with evidence satisfactory to the Purchaser that the Lockboxes and the Lockbox Accounts have been established.

     (o) A pledge by NMHC of the PW Note, the stock of each of its Subsidiaries, and the software owned by NMHC pursuant to the Pledge Agreement attached hereto as Exhibit XIV.


     (p) Copies of all Notices required pursuant to Article II of the Agreement, together with evidence satisfactory to the Purchaser that such Notices have been or will be delivered to the addressees thereof.

     (q) A copy of each new form of invoice from each Provider showing the proper Lockbox as the remittance address.

     (r) A certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the reasonable judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the reasonable satisfaction of the Master Servicer.

     (s) Delivery of the PW Note together with an executed endorsement.

     (t) Delivery of the stock certificates, together with signed, undated stock powers, of each Subsidiary of NMHC.

     (u) A solvency certificate of a duly authorized officer of NMHC regarding the financial solvency of NMHC and its Subsidiaries.

     2. Conditions Precedent on All Transfer Dates. Each purchase and contribution of a Transferred Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Primary Servicer, the Providers and the Purchaser shall have agreed upon the terms of such purchase and also that:

     (a) The Providers shall have delivered to the Purchaser or the Master Servicer, as the case may be, at least one Business Day prior to such Transfer Date, in form and substance satisfactory to the Purchaser or the Master Servicer (as the case may be),

               (i)  completed  Receivable   Information  with  respect  to  each
          Eligible Receivable proposed for purchase or contribution, together with such additional information as may reasonably be requested by the Purchaser or the Master Servicer; and

               (ii) to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Receivables to be transferred on such Transfer Date, directing such Obligors to make payment to the addresses and accounts designated in such Notices, as set forth in Article II hereof, together with evidence that such Notices have been delivered to such Obligors.

     (b) On each such Transfer Date the following statements shall be true and correct:

               (i) the representations and warranties contained in Exhibit III are true and correct on and as of the date of such purchase as though made on and as of such date except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date, and

               (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or a Group-Wide Event of Termination or that would constitute an Event of Termination or a Group-Wide Event of Termination but for the requirement that notice be given or time elapse or both.

     (c) The Purchaser shall have received a duly executed Subscription Agreement for each Provider that became a Provider after the Initial Transfer Date.

     (d) The Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

     Each Provider and the Primary Servicer  represents and warrants as follows:

(a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as set forth in the preamble hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in any jurisdiction other than that of its chief executive offices where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by it of the Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interests created by the Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Purchaser a true, correct and complete copy of its certificate of incorporation and by-laws, including all amendments thereto.

     (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to herein or therein.

     (d) The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

     (e) It has all power and authority, and has, if any, all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Obligors, accreditation agencies and any other Person
(including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it (i) to own the assets (including Receivables) that it now owns, and (ii) to carry on its business as now conducted.

     (f) It has not been notified by any Obligor or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 Month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement, if any, granted to it or to which it is a party except as disclosed in Schedule IV hereto.

     (g) As of the Initial Transfer Date, all conditions  precedent set forth in
Exhibit II have been fulfilled or waived in writing by the Purchaser, and as of each Transfer Date, the conditions precedent set forth in paragraph 2 of such
Exhibit II have been fulfilled or waived in writing by the Purchaser.

     (h) The balance sheets of NMHC and its Subsidiaries as at September 30, 2001, and the related statements of income and expense, cash flows and retained earnings of NMHC and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of NMHC and its Subsidiaries as at such date and the results of the operations of NMHC and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since September 30, 2001 there has been no change resulting in a Material Adverse Effect.

     (i) Except as disclosed  in Schedule IV hereto,  there is no pending or, to its knowledge, threatened action or proceeding or injunction, writ or restraining order affecting it or any of its Subsidiaries before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and it or any Subsidiary thereof is not currently the subject of, and has no present intention of commencing, an insolvency proceeding or petition in bankruptcy.

     (j) It is the legal and beneficial owner of each Batch Receivable free and clear of any Lien; upon each purchase or contribution of a Transferred Batch, the Purchaser shall acquire valid ownership of each Batch Receivable therein and in the collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Collateral or any Batch Receivable is on file in any recording office, except those filed in favor of the Purchaser, Healthco-4 or any permitted assignee of Healthco-4 relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement remains in effect with respect to any Obligor.

     (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Primary Servicer or any Provider to the HFG Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (l) The principal place of business and chief executive office of each Provider and the office where such Provider keeps its records concerning the Collateral and the Batch Receivables are located at the address of NMHC referred to on NMHC's signature page of the Agreement and there have been no other such locations for the four immediately prior Months.

     (m) Each transfer of a Transferred Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

     (n) The provisions of the Agreement create legal and valid security interests in all of the Collateral owned or held by the Providers in the Purchaser's favor, and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Collateral owned or held by the Providers (excluding the Batch Receivables sold or contributed to the Purchaser pursuant to the provisions of the Agreement), having priority over all other liens on such Collateral of the Providers, enforceable against the Providers and all third parties.

     (o) All required Notices have been prepared and delivered to each applicable Obligor, and all invoices now bear only the appropriate remittance instructions for payment direction to a Lockbox or a Lockbox Account, as the case may be.

     (p) Except as disclosed on Schedule IV hereto, no Provider has changed its principal place of business or chief executive office in the last five years.

     (q) The exact name of each Provider is as set forth on the signature pages of the Agreement and, except as set forth on such signature page, no Provider has changed its name in the last five years and, except as set forth on Schedule IV, during such period no Provider has used, nor does any Provider now use, any other fictitious, assumed or trade name.

     (r) With respect to itself or any Subsidiary thereof there exists no event which has or is reasonably likely to have a Material Adverse Effect.

     (s) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over it which could have a Material Adverse Effect.

     (t) Except as disclosed on Schedule IV hereto, it has filed on a timely basis (which basis shall include all lawful extensions) all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. No tax Lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, there are no pending investigations of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

     (u) It is solvent and will not become insolvent after giving effect to the transactions contemplated by the Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by the Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales and contributions of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

     (v) Except as disclosed on Schedule IV hereto, the Lockboxes are the only post office boxes and the Lockbox Accounts are the only lockbox accounts maintained for Receivables; and no direction of any Provider is in effect directing Obligors to remit payments on Receivables other than to the Lockboxes or Lockbox Accounts.

     (w) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

     (x) Except as disclosed on Schedule IV hereto, to its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

     (y) The primary business of each Provider is the provision of independent pharmacy benefit and formulary management services, the sale of medical or pharmaceutical products and the rendition of services and consulting services in connection therewith.

     (z) The assets of each Provider are free and clear of any liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC other than inchoate tax liens resulting from an assessment of such Provider.

     (aa) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.

     (bb) No Batch Receivable constitutes or has constituted an obligation of any Subsidiary thereof, parent or other Person which is its Affiliate.

     (cc) The Obligor of each Batch Receivable has not been the Obligor of any Defaulted Receivables in the past 12 Months (other than, for the purpose of this clause, as a result of good faith disputes).

     (dd) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

     (ee) It shall treat each sale of Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes and shall treat each contribution of Receivables hereunder as a contribution for federal and state income tax, reporting and accounting purposes.

     (ff) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (gg) With respect to each Receivable contributed to the capital of the Purchaser in each Batch, the Purchaser shall record in each applicable Provider's own capital account the aggregate Expected Net Value of such Receivables as a capital contribution.

     (hh) It is not in violation (in the ordinary course of its business and in connection with its performance of this Agreement) of any applicable patient confidentiality law.

     (ii) Except as set forth on Schedule IV or as reflected in the financial statements of NMHC and its consolidated Subsidiaries dated September 30, 2001, no Provider has any Debt.

                                   EXHIBIT IV

                                    COVENANTS

     Until the later of the Facility Termination Date and the Final Payment Date, each Provider and the Primary Servicer agrees as follows:

     (a) Compliance With Laws, etc. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

     (b) Offices, Records and Books of Account. It will keep its principal place of business and chief executive office and the office at the address set forth under its name on the signature pages to the Agreement, and will keep its records concerning the Collateral and the Batch Receivables at the address of NMHC set forth on NMHC's signature page to the Agreement or, upon 30 days' prior Written Notice to the Purchaser, at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect, perfect and maintain the Purchaser's security interest in the Collateral have been taken and completed. It shall keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold or contributed to the Purchaser and the security interest of the Purchaser in the Collateral and its Receivables not sold or contributed to the Purchaser. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Receivables (including, without limitation, records adequate to permit the daily identification of each Batch Receivable and all Collections of and adjustments to each existing Batch Receivable) and for providing the Receivable Information.

     (c) Performance and Compliance With Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts and other documents related to the Batch Receivables and its responsibilities under the Agreement, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Batch Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. It shall not do anything to impede or interfere, or suffer or permit any other Person to impede or interfere in any material respect, with the collection by the Purchaser, or the Master Servicer or any other Person designated by the Purchaser on behalf of the Purchaser, of the Batch Receivables.

     (d) Notice of Breach of Representations and Warranties. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the Master Servicer of any breach of covenants or representations and warranties hereunder, including, without limitation, upon discovery of a breach of the Eligibility Criteria set forth in the Loan Agreement.

     (e) Sales, Liens and Debt. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to (excluding Sale and Leaseback Transactions, and excluding purchase money Liens and/or purchase money security interests upon equipment and software acquired in the ordinary course of business to secure the purchase price of such equipment and software), the Collateral, the Batch Receivables or upon or with respect to any account to which any Collections of any Batch Receivable are sent, or assign any right to receive income in respect thereof except those Liens in favor of the Purchaser, Healthco-4 or any assignee of Healthco-4 relating to the Agreement.

     (f) Extension or Amendment of Batch Receivables. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable except in accordance with the Credit and Collection Policy.

     (g) Change in Credit and Collection Policy. It will not make any material change in the Credit and Collection Policy without the prior written consent of the Program Manager; provided, however, that during the continuance of an Event of Termination, it will not make any change in the Credit and Collection Policy. The Providers will not make any change in the character of its business that is reasonably likely to result in a Material Adverse Effect.

     (h) Audits and Visits. It will, at any time and from time to time during regular business hours as requested by the Purchaser, permit the Purchaser, or its agents or representatives (including the Master Servicer), upon reasonable notice (subject to patient confidentiality laws), (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Receivables including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Batch Receivables or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. It shall permit the Master Servicer to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under the Agreement, including its obligations with respect to the collection of Batch Receivables pursuant to Article I of the Agreement.

     (i) Change in Payment Instructions. It will not terminate any Lockbox or any Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Receivables to be made to a Lockbox or a Lockbox Account, except upon the prior and express written consent of the Program Manager or the Purchaser.

     (j) Reporting Requirements. Except to the extent such material and information is available on EDGAR in the form acceptable to the Purchaser and the Program Manager, it will provide to the Purchaser (in multiple copies, if requested by the Purchaser) the following:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of NMHC, consolidated and consolidating balance sheets of NMHC and its Subsidiaries as of the end of such quarter and consolidated statements of income, cash flows and retained earnings of NMHC and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of NMHC and accompanied by a certificate of an authorized officer of the Primary Servicer detailing the Primary Servicer's and each Provider's compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Primary Servicer or the applicable Provider to address such non-compliance;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of NMHC a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for NMHC and its Subsidiaries, containing financial statements for such year audited by Goldstein Golub Kessler LLP or other independent public accountants of recognized standing acceptable to the Purchaser, certified by the chief financial officer of the Primary Servicer and accompanied by a certificate of an authorized officer of the Primary Servicer detailing the Primary Servicer's and each Provider's compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Primary Servicer or the applicable Provider to address such non-compliance;

               (iii) on or before the 25th of each Month, monthly and year-to-date statistical and financial reports, including volume and time business reports (if requested by the Purchaser) and unaudited consolidated profit and loss reports, from the chief financial officer of each Provider;

               (iv) promptly and in any event within two Business Days after the occurrence of (x) each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of applicable Provider setting forth details of such Event of Termination or event, and the action that it has taken and proposes to take with respect thereto and (y) each Group-Wide Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute a Group-Wide Event of Termination, a certificate of the Primary Servicer setting forth the details of such Group-Wide Event of Termination or event, and the action that has been taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, if any, copies of all reports and registration statements that any Provider or any Subsidiary thereof files with the Securities and Exchange Commission or any national securities exchange and official statements that any Provider or any Subsidiary thereof files with respect to the issuance of tax-exempt indebtedness and after an Event of Termination or Servicer Termination Event, copies of all reports (if any) that the Provider or any Subsidiary thereof sends to any of its security holders;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices that any Provider or any of its Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that any Provider or any of its Affiliates receives from any of the foregoing or from any Multiemployer Plan to which such Provider or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on such Provider or any such Affiliate in excess of $250,000;

               (vii) at least ten Business Days prior to any change in any Provider's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

               (viii) promptly (and in no event later than one Business Day following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Receivable, (x) the occurrence of a Service Termination Event or a Group-Wide Event of Termination, or any other event which could have a material adverse effect on the value of a Batch Receivable or on the interest of the Purchaser in a Batch Receivable, (y) any notice of any investigations or similar audits of any Provider being conducted by any federal, state or county Governmental Entity or its agents or designees or (z) the results of any cost report filed and reviewed by any Governmental Entity or its fiscal intermediary or settled, and any investigation or similar audit being conducted by any federal, state or county Governmental Entity or its agents or designees;

               (ix) prior to the commencement of each fiscal year, a consolidated and consolidating operating plan (together with a complete statement of the assumptions on which such plan is based) of NMHC and its Subsidiaries, approved by each Provider's Board of Directors and which shall, in each case, include monthly budgets for the prospective year in reasonable detail acceptable to the Purchaser and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

               (x) promptly upon receipt thereof, a copy of any management letter or written report submitted to any Provider by independent certified public accountants with respect to the Subsidiaries thereof, business, condition (financial or otherwise), operations, prospects, or Properties of such Provider;

               (xi) no later than two Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting any Provider which, if determined adversely to such Provider, could have a Material Adverse Effect;

               (xii) promptly after the furnishing thereof, copies of any statement or report furnished by any Provider to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to this Agreement;

               (xiii) as soon as possible and in any event within five days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

               (xiv) as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by any Provider to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by any Provider with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by any Provider to the public concerning developments in the business of such Provider;

               (xv) within the sixty (60) day period prior to the end of each fiscal year of each Provider, a report satisfactory in form to the Purchaser, listing all material insurance coverage maintained as of the date of such report by such Provider and all material insurance planned to be maintained by such Provider in the subsequent fiscal year; and

               (xvi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of any Provider or any Subsidiary or Affiliate thereof as the Purchaser may from time to time reasonably request.

     (k) Notice of Proceedings; Overpayments. The Primary Servicer shall promptly notify the Master Servicer in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Eligible Receivable. Each Provider shall make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to such Provider against any amounts the Obligors owe on any Batch Receivables.

     (l) Officer's Certificate. On the date the financial statements referred to in clause (j) above are to be delivered in each fiscal year after the Initial Transfer Date, the chief financial officer of each Provider shall deliver a certificate to the Purchaser, stating that, as of such date, (i) all representations and warranties set forth in the Agreement are true and correct,
(ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and (iii) no Event of Termination or Group-Wide Event of Termination exists and is continuing.

     (m) Further Instruments, Continuation Statements. Each Provider shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch
Receivables and the security interest in the Collateral, or to enable the Purchaser or the Program Manager to exercise or enforce the rights of the Purchaser hereunder or under the Batch Receivables. Without limiting the generality of the foregoing, each Provider will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. Each Provider hereby authorizes the Program Manager or its designees, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Receivables or the Collateral now existing or hereafter arising without the signature of such Provider where permitted by law. If any Provider fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by such Provider.

     (n) Taxes. Each Provider shall pay any and all taxes (excluding the Purchaser's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under the Agreement, including but not limited to the sale, transfer and assignment of each Batch Receivable.

     (o) Purchaser's Ownership of Batch Receivables. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Purchaser's ownership of the Batch Receivables.

     (p) Merger, Consolidation. Other than the Permitted Transactions, it shall not, and shall not enter into an agreement to, merge with or into or consolidate with or into, another Person, or sell, convey, transfer, lease, assign or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

     (q) Sales of Assets. It shall not, and shall not enter into an agreement to sell, convey, transfer, lease, assign or otherwise dispose of its assets except
(i) sales by the Providers of inventory in the ordinary course of business, (ii) asset sales or other dispositions by the Providers' not exceeding, together with asset sales made in the immediately prior 12 Months, $100,000 in aggregate book value, of damaged, worn out or obsolete property (including motor vehicles and inventory) in the ordinary course of business, (iii) Sale and Leaseback Transactions not exceeding $1,500,000 for any twelve consecutive Months (provided that for each of the first twelve Months from the date of this Agreement, only Sale Leaseback Transactions that occur on or after the date of this Agreement shall be included in the calculation); provided that any such Sale and Leaseback Transaction shall expressly limit the purchasing party's security interest solely to the furniture, fixtures, equipment and software leased back to a Provider, and (iv) asset sales (of property other than Inventory) in the ordinary course of business to any party not an Affiliate of any Provider, not exceeding, together with asset sales or other dispositions made in the immediately prior 12 Months, $1,000,000, of the Borrower or a Subsidiary of the Borrower.

     (r) Limitations on Dividends and Distributions. NMHC shall not make any distributions or pay any dividends to its shareholders.

     (s) Transactions with Affiliates. Except for payment of compensation and bonuses and issuance and grant of stock, stock options (including the issuance of additional stock upon the exercise thereof) and stock equivalents, to Mr. Bert E. Brodsky pursuant to an employment agreement, it shall not, and shall not enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the hiring or rendering of any service, with any Affiliate, except for any transaction which is in the ordinary course of its business, and which transaction (viewed as an entirety) is upon fair and reasonable terms no less favorable to it than it could obtain in a comparable arm's length transaction with a Person not an Affiliate thereof. NMHC will not accept payment on the PW Note by setoff or in any manner other than in cash pursuant to the terms of the PW Note (without regard to any waiver of the terms thereunder) or to the extent of accrued compensation to Mr. Bert E. Brodsky.

     (t) No "Instruments." It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

     (u) Implementation of New Invoices. Each Provider shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article II of this Agreement.

     (v) Notice of Termination or Suspension of Contracts. It shall promptly (and in no event later than 5 Business Days following actual knowledge thereof) inform the Purchaser and the Master Servicer of any termination or suspension of any of its contracts that comprise greater than 5% of its annual revenue.

     (w) Automated Clearing House Origination Service Agreement Assignment. NMHC shall deliver within 30 days of the date hereof an executed Automated Clearing House Origination Service Agreement Assignment with (i) Bank of Oklahoma, National Association, and (ii) any other entity that has entered into an Automated Clearing House Origination Service Agreement with NMHC.

                                    EXHIBIT V

                              EVENTS OF TERMINATION

                  Each of the following shall be an "Event of Termination":

     (a) The Primary Servicer, in its capacity as agent for the Providers and the Purchaser pursuant to Section 1.05(b), shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in paragraph (g) of this Exhibit) and such failure shall remain unremedied for 15 days or the Primary Servicer or any Provider shall fail to make when due any payment or deposit to be made by it under the Agreement.

     (b) A Provider or the Primary Servicer (i) fails to transfer in a timely manner any servicing rights and obligations with respect to the Batch
Receivables to any successor designated pursuant to Section 1.05(b) of the Agreement, or (ii) fails to make any payment required under the Agreement (unless such payment obligation has been fulfilled in full pursuant to the Purchaser's set-off rights under Section 4.03 of the Agreement).

     (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Receivables that are covered by paragraph (f) of this Exhibit and (ii) with respect to Batch Receivables, the Return Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of this Agreement within two Business Days following demand therefor) made or deemed made by any Provider or the Primary Servicer under or in connection with the Agreement, any Provider's Document or any information or report delivered by any Provider or the Primary Servicer pursuant to the Agreement or any Provider Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

     (d) A Provider or the Primary Servicer fails to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Provider Document on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after the earlier of (i) the discovery thereof by such Provider or the Primary Servicer and (ii) written notice thereof shall have been given to such Provider or the Primary Servicer by the Purchaser.

     (e) A Provider shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

     (f) Any purchase or contribution of a Transferred Batch pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Receivable in such Transferred Batch and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in paragraph (e) of Exhibit IV) unless, as to any such Batch Receivable, the Return Price with respect thereto is paid to the Purchaser in the manner set forth in
Article IV of the Agreement within five Business Days following demand therefor.

     (g) A Provider or the Primary Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Provider or the Primary
Servicer  seeking  to  adjudicate  it  a  bankrupt  or  insolvent,   or  seeking
liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or a Provider or the Primary Servicer shall take any action to authorize any of the actions set forth above in this paragraph (g).

     (h) There shall have occurred any Material Adverse Effect since September 30, 2001.

     (i) A Provider or the Primary Servicer shall have consummated, or have entered into any transaction or agreement which shall result, upon consummation, in a Change of Control.

     (j) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against a Provider in excess of $500,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

     (k) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of a Provider other than a Lien (i) that is limited by its terms to assets other than Receivables and (ii) that does not result in a Material Adverse Effect.

     (l) A Provider does not maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

     (m) A Provider does not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property provided, however, that such payment or discharge shall not be required with respect to any such tax, assessment, governmental charge or levy so long as such payment or discharge if paid would not have a Marterial Adverse Effect and the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and such Provider shall have set aside on its books, as applicable, reserves with respect thereto that are adequate in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claim and enforcement of a Lien, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property.

     (n) A Provider does not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this clause (o) shall provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to the Purchaser and Healthco-4 and shall also provide that the interests of the Purchaser shall not be invalidated by any act or negligence of the applicable Provider. A Provider does not advise the Purchaser promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for a Provider does not name Healthco-4 as assignee of the Purchaser as loss payee (as the Purchaser's interests may appear) or an additional insured, as appropriate.

     (o) A Provider or the Primary Servicer does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.

     (p) A Provider or the Primary Servicer does not comply in all material respects with (i) any document directly relating to the responsibilities of such Provider or the Primary Servicer, respectively, under the Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

     (q) A Provider does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

     (r) A Provider engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof and businesses directly ancillary thereto.

     (s) An "Event of Default" (as defined in the Loan Agreement) shall occur under the Loan Agreement.

     (t) Any provision of this Agreement shall for any reason cease to be valid and binding on the Primary Servicer or any Provider, or the Primary Servicer or any Provider shall so state in writing.

     (u) A Change of Control shall occur.

     (v) The Loss-to-Liquidation Ratio in any Month exceeds 5%.

     (w) The Delinquency Ratio in any Month exceeds 5%.

     (x) Consolidated Net Worth, calculated at the end of any fiscal quarter of the Providers, is less than the amount set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending              Amount
                           ---------------------              ------
                           March 31, 2002                   $17,000,000
                           June 30, 2002                    $18,000,000
                           September 30, 2002               $19,000,000
                           December 31, 2002                $20,000,000
                           March 31, 2002 and
                           all Fiscal Quarters
                           thereafter                       $21,000,000

     (y) Consolidated EBITDA, calculated as of the end of each fiscal quarter of the Providers (a) for the fiscal quarter of the Providers ended March 31, 2002, is less than $1,500,000, and (b) for any fiscal quarter thereafter, is less than $2,000,000.

     (z) The Accounts Receivable Turnover, calculated as of the end of any fiscal quarter of the Providers for the four fiscal quarters of the Providers then most recently ended, is less than 6.0 times.

     (aa) The ratio of the aggregate Debt of the Providers to the Consolidated Net Worth of NMHC and its Subsidiaries exceeds 2.5 at the end of the fiscal quarter ended March 31, 2002 and any fiscal quarter thereafter; provided that, if NMHC shall not complete the acquisition of the Centrus assets from Health Solutions, Ltd. on or before June 30, 2002, then 2.0 at the end of the fiscal quarter ended June 30, 2002 and any fiscal quarter thereafter.

     (bb) The ratio of Current  Assets to Current  Liabilities  is less than (a)
0.75 calculated at any time from the date hereof until the end of the fiscal quarter ended September 30, 2002, (b) 0.85 calculated at any time from September 30, 2002 until the end of the fiscal quarter ended March 31, 2003, and (b) 1.00 calculated at any time from March 31, 2003 until the Facility Termination Date.

     (cc) Consolidated Interest Coverage Ratio, calculated as of the end of any fiscal quarter of the Providers for the four fiscal quarters of the Providers then most recently ended, is less than 2.0 as of the end of any fiscal quarter.

     (dd) Consolidated Capital Expenditures, exclusive of any sale and leaseback transactions, calculated as of the end of any fiscal year of the Providers is more than $5,000,000 in such fiscal year.

     (ee) Debt Service Coverage Ratio, calculated as of the end of any fiscal quarter of the Providers, is less than 2.0; provided that, upon completion of the Centrus Acquisition, Debt Service Coverage Ratio, calculated as of the end of the fiscal quarter in which the Centrus Acquisition is completed and at the end of any fiscal quarter thereafter of the Providers, is less than 1.25.

     (ff) The Consolidated Tangible Net Worth of NMHC and its Subsidiaries calculated at the end of any fiscal quarter of the Providers, is less than the amount indicated oppositive each such fiscal quarter ended as follows:

                           Fiscal Quarter Ending              Amount
                           ---------------------              ------
                           March 31, 2002                     -$24,500,000
                           June 30, 2002                      -$23,500,000
                           September 30, 2002                 -$22,500,000
                           December 31, 2002                  -$21,500,000
                           March 31, 2002 and
                           all Fiscal Quarters
                           thereafter                         -$20,000,000;

     provided that, if NMHC shall not complete the Centrus Acquisition on or before March 31, 2002, then the amount indicated oppositive each such fiscal quarter ended as follows:

                           Fiscal Quarter Ending              Amount
                           ---------------------              ------
                           March 31, 2002                     $3,500,000
                           June 30, 2002                      $4,500,000
                           September 30, 2002                 $5,500,000
                           December 31, 2002                  $6,500,000
                           March 31, 2002 and
                           all Fiscal Quarters
                           thereafter                         $7,500,000

     (gg) Unsecured Notes: Prepayment. NMHC makes, without the Written Consent of Healthco-4 any non-scheduled prepayments of principal or interest due under any Unsecured Note (such Written Consent not to be unreasonably withheld).

     (hh) Unsecured Notes: Permitted Payments. NMHC makes any payment on any Unsecured Notes in contravention of the terms and conditions set forth therein, including without limitation Section 2(a) of the Unsecured Notes.

     (ii) Unsecured Notes: Repayment. An "Extension Date" (as defined in each Unsecured Note) has been established pursuant to the terms of Section 2(a) of any Unsecured Note, and the Holder and NMHC have failed to agree, as of the date five Business Days prior to occurrence of the Extension Date thereunder either
(x) to extend the Stated Maturity Date (as defined in each Unsecured Note) for one additional year in the manner set forth in the Unsecured Note, or (y) to convert into equity of NMHC such Unsecured Note pursuant to the terms set forth thereunder.

                                   EXHIBIT VI

                             RECEIVABLE INFORMATION

     The following information shall, as appropriate, be provided by each Provider to the Master Servicer with respect to each Batch Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer and as, in accordance with applicable law, may be disclosed or released to the Master Servicer (the "Receivable Information"):

         (i)  Cash Receipts Report - Cash receipt transaction data containing:
!                                   Transaction date
!                                   Transaction number
!                                   Customer number
!                                   Cash receipt amount

         (ii)     Invoices Report - Invoice transaction data containing:
!                                   Transaction date
!                                   Transaction number
!                                   Customer number
!                                   Invoice amount

         (iii)    Adjustments Report - Adjustment transaction data containing:
                        (i)           Transaction date
                       (ii)           Transaction number
                      (iii)           Customer number
                       (iv)           Amount of adjustment

                                   EXHIBIT VII


                           FORM OF NOTICE TO OBLIGORS

                          [Letterhead of the Provider]
                                                                    [Date]

[Name and Address
of Obligor]



To Whom it May Concern:

     There are many new and exciting things happening at National Medical Health Card Systems, Inc. ("NMHC") and as part of our continued service and growth strategy, we are pleased to announce that NMHC has entered into a long-term relationship with Healthcare Finance Group ("HFG") to provide us with flexible access to capital resources. As part of this transaction we are transferring to NMHC Funding, LLC (the "Purchaser"), an affiliated company, all of our existing and future receivables payable by you to us; and the Purchaser is assigning the aforementioned existing and future arising receivables as collateral to HFG Healthco-4 LLC (an affiliate of HFG, the "Lender"). HFG has a strong track record of suporting the growth of companies in the health services market and we believe they will be critical partners in NMHC achieving its service and financial goals.

     This new relationship will be seamless to you as there are no changes as to how, where or when you remit payments for the current or future receivables that are or will be owed to NMHC or its subsidiaries. However, as a convenience to you, we are publishing the payment process information below, and while we do not anticipate any future changes in this payment process, please note that going forward we direct you to only follow modifications to these payment instructions that are signed by both NMHC and HFG or its affiliates.

     Accordingly, you are hereby directed to make:

                  (1) All wire transfers directly to the following account:

                           =======================
                           -----------------------
                           Account #_______________
                           ABA #_____________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________

               (2) All Explanation of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           ======================
                           Reference:  HFG HEALTHCO-4 LLC

     Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

                  Thank you for your cooperation in this matter.

                                            [NAME OF PROVIDER]


                                            By:_______________________________
                                                     [Authorized Officer]


NMHC FUNDING, LLC

By: National Medical Health Card Systems, Inc.


By:____________________
   [Authorized Officer]

Receipt Acknowledged:
[Name of Obligor]


By:  ____________________
         Title:

                                  EXHIBIT VIII


                        PRIMARY SERVICER RESPONSIBILITIES

     Each Provider shall be responsible for the following administration and servicing obligations (the "Primary Servicer Responsibilities") which shall be performed by the Primary Servicer on behalf of the Providers until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 1.05(b) of the Agreement:

     (a) Servicing Standards and Activities. The Primary Servicer agrees to administer and service the Batch Receivables sold or contributed by the Providers in each Transferred Batch (i) to the extent consistent with the standards set forth in clauses (b)(i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of services set forth in paragraph (b) of this Exhibit VIII, as such parameters may be modified by mutual written agreement of the Purchaser and the Primary Servicer, (iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit VIII in which case the provisions of paragraph (b) shall control. The Primary Servicer shall establish and maintain electronic data processing services for monitoring, administering and collecting the Batch Receivables in accordance with the foregoing standards and shall, within six Business Days of the deposit of any checks, other forms of cash deposits or other written matter into a Lockbox, post such information to its electronic data processing services.

     (b) Parameters of Primary Servicing. The Primary Servicer Responsibilities shall be performed within the following parameters:

               (i)  Subject to the review and  authority  of the  Purchaser  and except as otherwise provided herein, the Primary Servicer shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Batch Receivables. Without limiting the generality of the foregoing, the Primary Servicer shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement. The Primary Servicer agrees that the Primary Servicing Fee has been calculated to cover all costs and expenses incurred in the performance of its servicing obligations hereunder and no other reimbursement of costs and expenses shall be payable to the Primary Servicer.

               (ii) The Primary Servicer shall not be entitled to sue to enforce or collect any Batch Receivable without the prior written consent of the Purchaser unless the Primary Servicer shall have purchased such Batch Receivable in accordance with the Agreement.

               (iii) The Primary Servicer shall not change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Purchaser.

               (iv) The Primary Servicer will be responsible for monitoring and collecting the Batch Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Batch Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

               (v) If the Primary Servicer determines that a payment with respect to a Batch Receivable has been received directly by a pharmacy or any other Person, the Primary Servicer shall promptly advise the Purchaser, and the Purchaser shall be entitled to presume that the reason such payment was made to such pharmacy or other Person was because of a breach of representation or warranty in the Agreement with respect to such Batch Receivable (such as, by way of example, the forms related to such Batch Receivable not being properly completed so as to provide for direct payment by the Obligor to the Primary Servicer), unless the Primary Servicer shall demonstrate that such is not the case. In the case of any such Batch Receivable which is determined not to be a Denied Receivable, the Primary Servicer shall promptly demand that such pharmacy or other Person remit and return such funds. If such funds are not promptly received by the relevant Provider, the Primary Servicer shall take all reasonable steps to obtain such funds.

               (vi) Notwithstanding anything to the contrary contained herein, the Primary Servicer may not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable, other than pursuant to the Credit and Collection Policy, in any material respect without the prior consent of the Purchaser.

     (c) The Loan Agreement. The Primary Servicer shall be responsible, with the Purchaser, for the determination and application of the Eligibility Criteria and the delivery and certification of information relating to the Receivables required to be delivered under the Loan Agreement.

     (d) Termination of Primary Servicer Responsibilities; Cooperation. Upon the termination of the performance of the Primary Servicer Responsibilities by the Primary Servicer in accordance with Section 1.05(b) of the Agreement, the Primary Servicer shall immediately transfer to a successor servicer designated by the Purchaser all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer, to perform such responsibilities. The Primary Servicer shall otherwise cooperate fully with such successor servicer.

     (e) Primary Servicing Fee. Upon the transfer of servicing with respect to any Receivable pursuant to this Agreement, the Primary Servicer shall no longer be paid the Primary Servicing Fee relating to such Receivables, and such Primary Servicing Fee will be paid to the successor Person performing the Primary Servicer Responsibilities with respect thereto.

                                     EXHIBIT IX

                           SERVICER TERMINATION EVENTS

     Each of the following shall be a "Servicer Termination Event":

     (a) An event has occurred and is continuing that constitutes an Event of Termination with respect to the Primary Servicer or that would constitute an Event of Termination with respect to the Primary Servicer but for the requirement that notice be given or time elapse or both.

     (b) The Primary Servicer is not performing, or becomes unable (in the commercially reasonable determination of the Purchaser) to perform, fully the Primary Servicer Responsibilities set forth in Exhibit VIII hereof or the Purchaser, in its sole judgment, which judgment shall be commercially reasonable, is not satisfied with the performance by any Provider, or the
Primary Servicer on behalf of the Providers, of the Primary Servicer Responsibilities.

     (c) The Primary Servicer is unable to maintain the Transmission interface described in Exhibit X to the reasonable satisfaction of the Master Servicer, or the electronic information servicing capabilities of the Primary Servicer are not functioning for a period of more than three consecutive Business Days.

     (d) The Primary Servicer has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in Exhibit X hereof.

     (e) If, at any date, the aggregate Expected Net Value of all Delinquent Receivables that became Delinquent during the prior 3 Months is in excess of 3% of the aggregate Expected Net Value of all Receivables sold and contributed by the Providers to the Purchaser during the prior 3 Months (regardless of whether the Denied Receivables are purchased by the relevant Provider or the Primary Servicer pursuant to Article IV of the Agreement).

     (f) As of any date after the Initial Transfer Date, more than 4% of all outstanding Batch Receivables (excluding Denied Receivables) are (i) with respect to Batch Receivables that are not Rebate Receivables, aged more than 120 days but less than 180 days from the respective Last Service Dates of such Batch Receivables and (ii) with respect to Batch Receivables that are Rebate Receivables, aged more than 150 days but less than 180 days from the respective billing date of such Rebate Receivable, which billing date shall be no later than the last day of the fiscal quarter in which such Rebate Receivable was earned.

     (g) As of any date, Collections on all Batch Receivables that have been liquidated or written off during the then most recent 13 week period, are less than 80% of the aggregate gross value (billed amount) of such Batch Receivables.

                                    EXHIBIT X

       INTERFACE BETWEEN MASTER SERVICER AND THE PRIMARY SERVICER

     1. The Master Servicer will convey appropriate data requirements and instructions to the Primary Servicer to establish a computer interface between the Primary Servicer's systems and the Master Servicer's receivables monitoring system. The interface will permit the Master Servicer to receive electronically the Primary Servicer's accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

     2. The Primary Servicer shall give the Master Servicer and the Purchaser at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by the Primary Servicer which could affect the Master Servicer's processing or interpretation of data received through the interface.

     3. The Master Servicer shall have no responsibility to return to the Primary Servicer any information which the Master Servicer receives pursuant to the computer interface.

     4. The Primary Servicer will prepare semi-monthly accounts receivable data files of all transaction types for all of the Primary Servicer's sites that are included in the program. The cutoff will occur at a predetermined time each period, and the cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the period, or in other words, at the end of the Primary Servicer's transaction posting process for that day. The Primary Servicer will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.

     5. The Master Servicer will be responsible for the management of the hardware, communications and software used in the program.

     6. The Master Servicer's data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Primary Servicer so that the Receivable file can be re-transmitted, if necessary.

     7. Once the receipt of the Receivable data has been confirmed, the Master Servicer will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria for purchase by the Purchaser. Compliance with concentration limits will be verified and the Master Servicer will notify the Program Manager to initiate a Receivable purchase using the Receivable file received. Upon the successful completion of a purchase, the Master Servicer will generate a one-line trial balance (listing all purchased accounts) confirming the Receivables that have been purchased. A copy of the trial balance will be forwarded to the Providers, to the Primary Servicer, to the Purchaser, and to the Program Manager to confirm the purchase.

     8. The Primary Servicer's sites will continue to post daily transactions to their respective Receivable files on a semi-monthly basis. The Primary Servicer's Receivable files for each of the eligible sites will include all transactions posted through that period. The Primary Servicer will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Primary Servicer's systems through the end of business of the specified period.

     9. The Primary Servicer will transmit the billing, transaction, and the most current Receivable data files to the Master Servicer's data center according to the established schedule. The Providers and the Primary Servicer should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

     10. The Master Servicer's data center will confirm that the files have been received intact, and will immediately communicate any problems to the Primary Servicer in order to initiate a re-transmission. The Master Servicer will then post the transaction files to the accounts receivable for the previously purchased accounts that the Master Servicer is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Master Servicer will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Master Servicer summary reports will reference the Primary Servicer's transaction codes and activity to codes that are common to the funding program.

     11. The Master Servicer will then compare the updated accounts balances on the Master Servicer's system to the corresponding account balances reflected on the Receivable file. The Master Servicer expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Master Servicer and the Primary Servicer. The Master Servicer shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Primary Servicer shall respond promptly to such reports.

     12. Once the reconciliation process has been completed and any discrepancies between the Master Servicer and the Primary Servicer's Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Master Servicer will then process the Receivable file and advise the Purchaser that it may purchase any new Receivable that is eligible. The Master Servicer will then proceed through exactly the same process described in paragraph 6 above.

                                  EXHIBIT XI-A


                      FORM OF OPINION OF PROVIDERS' COUNSEL

                                  EXHIBIT XI-B

              FORM OF OPINION OF PROVIDERS' AND PURCHASER'S COUNSEL
                    WITH RESPECT TO CERTAIN CORPORATE MATTERS

                                                  [TO BE ATTACHED]

                                  EXHIBIT XI-C






              FORM OF OPINION OF PROVIDERS' AND PURCHASER'S COUNSEL
                   WITH RESPECT TO CERTAIN BANKRUPTCY MATTERS

                                                  [TO BE ATTACHED]

                                   EXHIBIT XII




                        FORM OF BLOCKED ACCOUNT AGREEMENT

                                                  [TO BE ATTACHED]

                                  EXHIBIT XIII





                         FORM OF SUBSCRIPTION AGREEMENT

                                                  [TO BE ATTACHED]

                                   SCHEDULE I

                                    PROVIDERS

Provider                                              State of Incorporation

Pharmacy Associates, Inc.                                       Arkansas

Interchange PMP, Inc.                                           Oklahoma

Specialty Pharmacy Care, Inc.                                   New York

National Medical Health Card Systems, Inc.                      New York

HSL Acquisition Corp.                                           Delaware

National Medical Health Card Systems, Inc.                      Delaware

PSCNY IPA, Inc.                                                 New York

                                   SCHEDULE II

                              ADDRESSES FOR NOTICE

If to the Program Manager:

                                  Healthcare Finance Group, Inc.
                                  110 Wall Street, 2nd Floor
                                  New York, New York  10005
                                  Attention:  David Hyams, Chief Credit Officer
                                  Tel:    (212) 785-9212
                                  Fax:    (212) 785-9211


If to the Master Servicer:

                                  Healthcare Finance Group, Inc.
                                  110 Wall Street, 2nd Floor
                                  New York, New York  10005
                                  Attention:  David Hyams, Chief Credit Officer
                                  Tel:    (212) 785-9212
                                  Fax:    (212) 785-9211

                                  SCHEDULE III

                          CREDIT AND COLLECTION POLICY

                                           [TO BE DELIVERED BY PROVIDERS]

                                   SCHEDULE IV

                                   DISCLOSURES

                                          [TO BE DELIVERED BY PROVIDERS]

                                   SCHEDULE V

                               LOCKBOX INFORMATION

Lockboxes:
---------
                                    HFG Healthco-4 LLC
                                    P.O. Box 7777
                                    Philadelphia, PA  19175-1965
                                    (the "NMHC Lender Lockbox")

                                    HFG Healthco-4 LLC Dept AT 952007 Atlanta,
                                    GA 31192-2007 (the "PAI Lender Lockbox")

                                    HFG Healthco-4 LLC
                                    Dept. 0541
                                    P.O. Box 120541
                                    Dallas, TX  75312-0541
                                    (the "PMP Lender Lockbox")

Lockbox Accounts:
----------------

                                    the "NMHC Lender Lockbox Account"
                                    Account #777-739313
                                    JP Morgan Chase Bank
                                    ABA # 021 000 021

                                    the "NMHC Deposit Account"
                                    Account #777-737337
                                    JP Morgan Chase Bank
                                    ABA # 021 000 021

                                    the "PAI Lender Lockbox Account"
                                    Account #777-737361
                                    JP Morgan Chase Bank
                                    ABA # 021 000 021

                                    the "PMP Lender Lockbox Account"
                                    Account #777-739232
                                    JP Morgan Chase Bank
                                    ABA # 021 000 021

                                   SCHEDULE VI

                                NET VALUE FACTORS


Rebate Receivables                          98%
Third Party Claims                          97%

                                  SCHEDULE VII

                                PLEDGED SOFTWARE

Operating
SQL Server 7.0
Oracle 8i
Oracle Data Warehouse Builder
Exchange 5.5
Exchange 2000
Crystal Enterprise 8.0
Windows 2000 Server
Windows 2000 Advanced Server
Windows NT 4.0 Server
NFuse 1.5
Citrix Metaframe
Unix
Erwin
Cognos
Oracle Java Development Suite
Oracle Designer

Development
Homesite
Visual Studio  6.0 (VB)
PL/SQL
TOAD
Crystal Reports Developers Edition 8.5

LAN/WAN
Lucent Telephone System
Norton Anti-virus Corporate Edition
SMS Server
Checkpoint Firewall
PC Anywhere
NFS Reflections
Cisco IOS
Shiva

User

         Desktop

         Microsoft Office 2000 Suite
         Microsoft Office XP Suite
         Windows 2000 Professional
         Windows 2000 XP Professional
         Windows 98
         Windows NT Workstation 4.0
         ACT!
         Adobe PhotoShop

         Business

         PHI Claims Processing Package 3.0
                  ProClaim
                  ProHelpDesk
         NFO Information Portal
                  Clinical Patient Navigator
                  Reports Catalog
                  What-If Pricing
                  Copay Analysis
                  Output Scheduler
                  Pharmacy Check Production
                  Check Lookup
                  Customer Billing
                  Pacer
                  Pacer Setup
                  Billing Utility (Customer Supplemental Data Maintenance) Call Center Tracking
                  HR System
                  Automated Plan Review
                  Sales Commissions System
                  Plan Benefit Design Sheet

         Eligibility Utility
         Eligibility File Upload Utility
         Formulary Maintenance Utility
         Jobs Bulletin Board Utility
         HC Focus
         Innate T&A Package
         Rebate Processing System for Managed Care
         Card Production Custom Application